                                                                    EXHIBIT 10.1


                                                                  CONFORMED COPY

                                $175,000,000


                              CREDIT AGREEMENT


                         dated as of March 13, 1996


                                    among


                       EXIDE ELECTRONICS GROUP, INC.,
                                 as Borrower


                        The GUARANTORS Party Hereto,


                          The LENDERS Listed Herein


                      The ISSUING LENDERS Party Hereto


                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                           as Administrative Agent

                                     and

                          BANK OF AMERICA ILLINOIS,
                           as Documentation Agent

                            --------------------

                              NATIONSBANK, N.A.
                                     and
                            ABN AMRO BANK, N.V.,
                                  Co-Agents

                FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                              Syndication Agent

                        J.P. MORGAN SECURITIES INC.,
                                  Arranger

                              TABLE OF CONTENTS


                                   ARTICLE 1

                                  DEFINITIONS

                                                                                                                      Page
          1.1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.2. Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                             ARTICLE 2

                                                            THE CREDITS

          2.1.  Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.2. Method of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.3. Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          2.4. Scheduled Termination of Commitments and Maturity of Loans . . . . . . . . . . . . . . . . . . . . . .  28
          2.5. Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          2.6. Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          2.7. Optional Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          2.8. Mandatory Incremental Repayments, and Reduction of Commitments . . . . . . . . . . . . . . . . . . . .  32
          2.9. Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.10. Method of Electing Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.11. General Provisions as to Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         2.12. Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         2.13. Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         2.14. Regulation D Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         2.15. Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                             ARTICLE 3

                                                            CONDITIONS
          3.1. Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          3.2. Borrowings and Issuances of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

          4.1. Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          4.2. Corporate and Governmental Authorization; No Contravention . . . . . . . . . . . . . . . . . . . . . .  46
          4.3. Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          4.4. Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          4.5. Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          4.6. Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          4.7. Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          4.8. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          4.9. Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         4.10. Regulatory Restrictions on Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         4.11. Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         4.12. Representations of Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         4.13. Deltec Acquisition Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                             ARTICLE 5

                                                             COVENANTS

          5.1. Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          5.2. Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          5.3. Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          5.4. Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          5.5. Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          5.6. Inspection of Property, Books and Records; Annual Lender Meeting . . . . . . . . . . . . . . . . . . .  57
          5.7. Mergers and Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
          5.8. Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          5.9. Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         5.10. Limitation on Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         5.11. Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         5.12. Investments and Other Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         5.13. Consolidated Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         5.14. Sale-Leaseback Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         5.15. Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         5.16. Hedging Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                                                                                      Page
         5.17. Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         5.18. Minimum Consolidated Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         5.19. Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         5.20. Leverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         5.21. Minimum EBITDA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         5.22. Amendments of Related Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         5.23. Limitation on Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         5.24. Designated Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                             ARTICLE 6

                                                             DEFAULTS

          6.1. Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          6.2. Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          6.3. Cash Cover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                                             ARTICLE 7

                                                             THE AGENT

          7.1. Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          7.2. Agents and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          7.3. Action by Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          7.4. Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          7.5. Liability of Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          7.6. Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          7.7. Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          7.8. Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          7.9. Agents' Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         7.10. Co-Agents, Documentation Agent and Syndication Agent.  . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                             ARTICLE 8

                                                      CHANGE IN CIRCUMSTANCES

          8.1. Basis for Determining Interest Rate Inadequate or Unfair . . . . . . . . . . . . . . . . . . . . . . .  76

                                                                                                                      Page
           8.2.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
           8.3.  Increased Cost and Reduced Return   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
           8.4.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
           8.5.  Base Rate Loans Substituted for Affected Euro-Dollar Loans  . . . . . . . . . . . . . . . . . . . . .  81
           8.6.  Substitution of Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                                             ARTICLE 9

                                                             GUARANTY

           9.1.  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
           9.2.  Guaranty Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
           9.3.  Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances   . . . . . . . . . . . .  83
           9.4.  Waiver by each Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
           9.5.  Subrogation and Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
           9.6.  Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
           9.7.  Limit of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                                            ARTICLE 10

                                                           MISCELLANEOUS

          10.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
          10.2.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.3.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.4.  Sharing of Set-Offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.5.  Amendments and Waivers; Release of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
          10.6.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
          10.7.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
          10.8.  Governing Law; Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
          10.9.  Counterparts; Integration; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         10.10.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

                 PRICING SCHEDULE

                 SCHEDULE 1 - Existing Letters of Credit

                                                                       Page
         SCHEDULE 4.5  - Material Litigation
         SCHEDULE 5.10 - Outstanding Indebtedness

         EXHIBIT  A    - Note
         EXHIBIT  B    - Security Agreement
         EXHIBIT  C    - Pledge Agreement
         EXHIBIT  D    - Opinion of Special North Carolina
                         Counsel for the Obligors
         EXHIBIT  E-1  - Opinion of Davis Polk & Wardwell,
                         Special New York Counsel to the Agents
         EXHIBIT  E-2  - Form of Opinion of Special Foreign
                         Counsel to the Agents
         EXHIBIT  F    - Assignment and Assumption
                         Agreement
         EXHIBIT  G    - Borrowing Base Certificate
         EXHIBIT  H    - Guarantor Addendum

                                CREDIT AGREEMENT

                 AGREEMENT dated as of March 13, 1996 among EXIDE ELECTRONICS GROUP, INC., the GUARANTORS party hereto, the LENDERS listed on the signature pages hereof, the ISSUING LENDERS parties hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and BANK OF AMERICA ILLINOIS, as Documentation Agent.

                 The parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

                 SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

                 "Acquisition" shall mean any acquisition (other than the Deltec Acquisition), whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least a majority of securities of an existing corporation or other Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

                 "Additional Debt Incurrence" means the incurrence of any Debt by the Borrower or any of its Subsidiaries after the date hereof of the type referred to in clauses (i), (ii) or (vii) of the definition of "Debt" herein, other than Debt (i) under the Loan Documents, or the Subordinated Notes, (ii) which constitutes a permitted refinancing of Debt hereunder, (iii) which is secured by a Lien permitted by

Section 5.9(c) or (iv) expressly permitted by Sections 5.10(f) or (g).

                 "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

                 "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

                 "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agents" means the Administrative Agent and the Documentation Agent, and "Agent" means either one of the foregoing.

                 "Applicable Lending Office" means, with respect to any Lender,
(i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

                 "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business, (ii) dispositions to the Borrower or a Subsidiary of the Borrower and (iii) Permitted Receivables Dispositions.

                 "Assignee" has the meaning set forth in Section 10.6(c).

                 "Available Cash Flow" means, for any fiscal period, the sum of
(i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, depreciation, amortization and other similar noncash charges plus (iii) any increase (or minus any decrease) during such period in deferred tax liabilities of the Borrower and its Consolidated Subsidiaries, taken as a whole, minus (iv) any gain (or plus any loss) from Asset Sales to the extent included (or deducted) in determining Consolidated Net Income for such period.

                 "Available LC Amount" means at any time an amount equal to the lesser of (i) $10,000,000, and (ii) the excess, if any, of the aggregate amount of the Revolving Commitments (or if less, the Borrowing Base) over the aggregate outstanding amount of Revolving Loans and Swing Loans at such time.

                 "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                 "Base Rate Loan" means (i) a Loan which bears interest by reference to the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

                 "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

                 "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                 "Borrower" means Exide Electronics Group, Inc., a Delaware corporation, and its successors.

                 "Borrower's 1995 Form 10-K" means the Borrower's annual report on Form 10-K for the Fiscal Year ended September 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Article 2 (or a Swing Loan made solely by the Swing Lender), all of which (except for Base Rate Loans) have the same initial Interest Period. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans and a "Swing Borrowing" if such Loan is a Swing Loan.

                 "Borrowing Base" means, at any date of determination, the sum of (i) 70% of Eligible Accounts Receivable and (ii) 50% of Eligible Inventories, in each case determined pursuant to the most recent Borrowing Base Certificate prepared in accordance with Section 5.1(i).

                 "Borrowing Base Certificate" means a certificate, duly executed by the chief financial officer, treasurer, assistant treasurer or controller of the Borrower, appropriately completed and substantially in the form of Exhibit G hereto.

                 "Closing Date" means the date on or after the Effective Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.1.

                 "Collateral" means collateral subject to the Collateral Documents.

                 "Collateral Documents" means, collectively, the Pledge Agreement, the Security Agreement and any other agreement pursuant to which an Obligor or any Subsidiary of an Obligor provides a Lien on its assets in favor of the Administrative Agent for the benefit of the Lenders, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof (including without limitation pursuant to Section 5.17) or of any other Security Document.

                 "Commitment" means a Term Commitment or a Revolving Commitment, and "Commitments" means any combination of the foregoing.

                 "Commitment Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

                 "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

                 "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                 "Consolidated EBITDA" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of
(i) Consolidated Interest Expense, (ii) income tax expense, (iii) the aggregate amount of depreciation, amortization and other similar non-cash charges and
(iv) minority interest expenses deducted in determining the Borrower's direct or indirect share of net income of Consolidated Subsidiaries.

                 "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period excluding, for the Fiscal Quarter ended on or about March 31, 1996, $4,100,000 of interest expense incurred pursuant to the Deltec Purchase Agreement.

                 "Consolidated Net Income" means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of any extraordinary or other non-recurring gain (but not loss) and before the effect of any dividends paid during such period on the Borrower's capital stock.

                 "Consolidated Net Working Investment" means at any date (i) consolidated current assets of the Borrower and its Consolidated Subsidiaries (exclusive of cash and cash equivalents) minus (ii) the sum (without duplication) of (x) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries and (y) the current liabilities of any Person (other than the Borrower or any of its Consolidated Subsidiaries) which are Guaranteed by the Borrower or a Consolidated Subsidiary, in each case exclusive of Debt, all determined as of such date.

                 "Consolidated Net Worth" means at any date the sum of the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date (other than any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise).

                 "Consolidated Rental Expense" means, for any period, the aggregate rental expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.9 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vii) any Receivables Financing and
(viii) all Debt of others Guaranteed by such Person.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Deltec" means Deltec Power Systems, Inc., a Wisconsin corporation, and its successors.

                 "Deltec Acquisition" means the acquisition by the Borrower of Deltec and all other transactions contemplated by the Deltec Purchase Agreement to be consummated on or before the Closing Date.

                 "Deltec Acquisition Documents" means the Deltec Purchase Agreement and all agreements, documents and instruments executed and delivered pursuant thereto or in connection with the foregoing, each as amended from time to time in accordance with the terms hereof and thereof.

                 "Deltec Purchase Agreement" means the Stock Purchase Agreement dated as of November 16, 1995 among the Borrower, Deltec, Fiskars Holdings, Inc. and Fiskars Holdings, Inc., including the exhibits and schedules thereto, as amended by Amendment No. 1 thereto dated as of February 9, 1996 and as the same may further be amended in accordance with the terms hereof and thereof.

                 "Deltec Seller Stock" means the 50 shares of Class A Preferred Stock held by Fiskars Oy Ab, issued in connection with the closing of the Deltec Acquisition and redeemable on January 8, 1997.

                 "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                 "Documentation Agent" means Bank of America Illinois in its capacity as documentation agent for the Lenders hereunder, and its successors in such capacity.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                 "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                 "EEIC" means Exide Electronics International Corp., a Delaware corporation.

                 "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.9.

                 "Eligible Accounts Receivable" means, at any date of determination thereof, the aggregate amount of "Accounts Receivable" of the Borrower and its Consolidated Subsidiaries, as such amount is shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on such date on a basis consistent with that used in the preparation of the financial statements referred to in Section 4.4(a) (other than any such amounts that are subject to a Lien pursuant to a Permitted Receivables Financing), all net of reserves and any "contra" accounts taken or maintained in respect thereof, or such net amount that would be so shown on such balance sheet on such date if it were so prepared on such date.

                 "Eligible Inventories" means, at any date of determination thereof, the value (determined on a basis consistent with that used on the date hereof) at such date of all inventory of the Borrower and its Consolidated Subsidiaries, to the extent comprised of readily marketable materials of a type manufactured, consumed or held for resale, as such amount is shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on such date on a basis consistent with that used in the preparation of the financial statements referred to in Section 4.4(a), other than any such amounts that are subject to a Lien (other than Liens under the Loan Documents), all net of reserves and any "contra" accounts taken or maintained in respect thereof, or such net amount that would be so shown on such balance sheet on such date if it were so prepared on such date.

                 "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                 "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                 "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

                 "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

                 "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.5(b) on the basis of a London Interbank Offered Rate.

                 "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

                 "Event of Default" has the meaning set forth in Section 6.1.

                 "Excess Cash Flow" means, for any period the excess (if any) of:

                 (A) the sum of (i) Available Cash Flow for such fiscal period, and (ii) any decrease in Consolidated Net Working Investment between the beginning and the end of such period;

         over

                 (B) the sum of (i) Consolidated Capital Expenditures for such period, (ii) any increase in Consolidated Net Working Investment between the beginning and the end of such period, (iii) cash dividends paid on capital stock during such period, (iv) mandatory reductions of long-term Debt of the Borrower and its Consolidated Subsidiaries during such period (adjusted to eliminate the effect of prepayments on account of Excess Cash Flow for a prior period) and (v) optional prepayments of Term Loans during such period pursuant to Section 2.9.

                 "Existing Credit Agreement" means the Credit Agreement dated as of September 30, 1994 among the Borrower, as guarantor, the "Borrowers" referred to therein, First Union National Bank of North Carolina, as co-arranger and administrative agent, BA Securities, Inc., as co-arranger, Bank of America Illinois, as documentation agent and the lenders referred to therein, as amended.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                 "Fiscal Quarter" means a fiscal quarter in a Fiscal Year of the Borrower. "First Fiscal Quarter 1996", "Second Fiscal Quarter 1996" and "Third Fiscal Quarter 1996", e.g., mean, respectively, the fiscal quarters of the Borrower ending most nearly on December 31, 1995, March 31, 1996 and June 30, 1996.

                 "Fiscal Year" means a fiscal year of the Borrower, and "Fiscal Year" for any particular year means the fiscal year of the Borrower ended or ending during the specified calendar year. "Fiscal Year 1996", e.g., means the fiscal year of the Borrower ending approximately September 30, 1996.

                 "Fixed Charge Coverage Ratio" means, at any date, the ratio of
(i) the sum of (A) Consolidated EBITDA plus (B) Consolidated Rental Expense minus (C) Consolidated Capital Expenditures, in each case for the four consecutive Fiscal Quarters of the Borrower and its Consolidated Subsidiaries ending on such date (or, in the case of any Fiscal Quarter ending prior to March 31, 1997, for the period commencing on April 1, 1996 and ending on the last day of such Fiscal Quarter) to (ii) the sum of (x) Consolidated Interest Expense for such period plus (y) Consolidated Rental Expense for such period plus (z) the aggregate amount of dividends or distributions paid by the Borrower on or with respect to its capital stock (or by any Subsidiary on or with respect to capital stock owned by a Person other than the Borrower or another Subsidiary) during such period, but excluding in any event the redemption of the Deltec Seller Stock in accordance with the terms thereof.

                 "Group of Loans" or "Group" means at any time a group of Loans consisting of (i) all Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if Loans of any particular Lender are converted to or made as Base Rate Loans pursuant to
Article 8, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantor" means each Person listed on the signature pages hereof as a "Guarantor", together with any Person who shall become a Guarantor in accordance with Section 5.17(d), and their respective successors.

                 "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                 "Immaterial Subsidiary" means a Subsidiary of the Borrower, other than any Obligor, that at the relevant time of determination (i) does not, together with any of its Subsidiaries, have assets (including capital stock) with an aggregate fair market value exceeding $1,000,000 and (ii) is not performing any activity significant to the business of the Borrower and its Subsidiaries, taken as a whole, if the Borrower shall have notified the Administrative Agent prior to the date hereof or any relevant event that such Subsidiary is an "Immaterial Subsidiary". As of the Closing Date, Lortec Power Systems, Inc., International Power Machines GmbH, International Power Machines de Mexico, S.A. de C.V., International Power Machines Canada Ltd. and Exide Electronics, B.V. are Immaterial Subsidiaries.

                 "Indemnitee" has the meaning set forth in Section 10.3(b).

                 "Interest Period" means, with respect to each Euro-Dollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) if any Interest Period includes a date on which a payment of principal of any Loan is required to be made under Section 2.4 or
         Section 2.8 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "International Subsidiary" means any Subsidiary of the Borrower organized under the laws of a jurisdiction, and conducting substantially all of its operations outside of, the United States of America.

                 "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

                 "Issuing Lender" means Morgan Guaranty Trust Company of New York and First Union National Bank of North Carolina and any other Lender that may agree to issue letters of credit hereunder, in each case as issuer of a letter of credit hereunder.

                 "Lender" means each bank listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 10.6(c), and their respective successors, and shall include, as the context may require, the Issuing Lender in such capacity.

                 "Letter of Credit" means a letter of credit to be issued hereunder by an Issuing Lender.

                 "Letter of Credit Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

                 "Letter of Credit Liabilities" means, for any Lender and at any time, the sum of (i) the amounts then owing to such Lender (including in its capacity as an Issuing Lender) by the Borrower to reimburse it in respect of amounts drawn under Letters of Credit and (ii) such Lender's Revolving Percentage of the aggregate amount then available for drawing under all Letters of Credit.

                 "Leverage Ratio" means, for any day, the ratio of (i) Consolidated Debt on such day to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or most recently prior to such day; provided that in determining the Leverage Ratio as of any day prior to the end of the Fiscal Quarter ending approximately on December 31, 1996, Consolidated EBITDA for the Fiscal Quarters ending September 30, 1995 and December 31, 1995 shall be deemed to be $14,683,000 and $15,223,000, respectively.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Swing Loan, and "Loans" means Base Rate Loans, Swing Loans or Euro-Dollar Loans or any combination of the foregoing.

                 "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

                 "London Interbank Offered Rate" has the meaning set forth in
Section 2.5(b).

                 "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower or any of its Subsidiaries under any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries, if the amount of such aggregate proceeds or award or other compensation exceeds $1,000,000.

                 "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

                 "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

                 "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

                 "Maturity Date" means March 13, 2001, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Euro-Dollar Business Day.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                 "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any or its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale) or, in the case of any Permitted Receivables Financing, the Receivables Investment Amount with respect thereto (including any increases in the initial amount thereof from time to time, but not with respect to reinvestments out of collections or proceeds by the purchasers or lenders thereunder that do not result in an increase in the Receivables Investment Amount with respect thereto), (i) less any expenses reasonably incurred by such Person in respect of such Reduction Event and (ii) if such Reduction Event is an Asset Sale, less (x) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (y) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

                 "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                 "Notice of Borrowing" has the meaning set forth in Section
2.2.

                 "Notice of Interest Rate Election" has the meaning set forth in Section 2.10.

                 "Notice of Issuance" has the meaning set forth in Section 2.15(b).

                 "Obligor" means the Borrower and each Guarantor.

                 "Parent" means, with respect to any Lender, any Person controlling such Lender.

                 "Participant" has the meaning set forth in Section 10.6(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Receivables Disposition" means any transfer (by way of sale, pledge or otherwise) by the Borrower or any Subsidiary to any other Person of accounts receivable and other rights to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise and including the right to payment of interest or finance charges) and related contract and other rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor (and the property subject thereto), all guarantees and other agreements or arrangements of whatsoever character from time to time supporting such right to payment, and all other rights, title and interest in goods relating to a sale which gave rise to such right of payment) in connection with a Permitted Receivables Financing.

                 "Permitted Receivables Financing" means any Receivables Financing by the Borrower or any of its Subsidiaries which has been approved by the Required Lenders (which Receivables Financing shall provide for recourse against the transferor of such receivables only for limited indemnities and breach of warranty concerning the eligibility of the receivables transferred, and no such recourse for uncollectability of such receivables solely for the failure of the related obligors to pay such receivables), which such approval for any such transaction shall be considered in good faith. No Receivables Financing or other transaction involving the sale, pledge or other disposition by the Borrower or any of its Subsidiaries of any account receivable shall constitute a "Permitted Receivables Financing" unless the Required Lenders (determined, for this purpose, without the participation of any Lender acting as a participant, sponsor or credit support provider in any such Permitted Receivable Financing) have approved in writing (which such approval shall be considered in good faith) the final form of all documentation relating to such transaction (including, without limitation, the face amount of the accounts receivable subject thereto and the economic terms) and shall have agreed to such amendments to the Loan Documents, including, without limitation, provisions for an "Event of Default" or similar event hereunder in the event of a wind down or early amortization of such financing, and all amendments and waivers relating to such documentation.

                 "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                 "Pledge Agreements" means each Pledge Agreement, the Share Mortgage or similar document dated as of the date hereof between each Pledgor and the Administrative Agent, each substantially in the form of Exhibit C, in each case with such modifications and additions as shall be necessary to comply with applicable law.

                 "Pledgors" means the Borrower, International Power Machines Corporation, EEIC, Exide Electronics USA Holdings Corp., Exide Electronics Corporation, Deltec Electronics Corp. and Deltec.

                 "Pricing Schedule" means the Schedule attached hereto identified as such.

                 "Prime Rate" means the rate of interest publicly announced by the Administrative Agent in New York City from time to time as its Prime Rate.

                 "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

                 "Receivables Financing" means any receivables securitization program or other type of accounts receivable financing transaction by the Borrower or any of its Subsidiaries.

                 "Receivables Investment Amount" means at any time, with respect to any Permitted Receivables Financing, the financing amount with respect thereto at such time, equal to the amount advanced by the purchasers or lenders with respect thereto for the purchase or financing of assets transferred pursuant thereto, net of repayments or recoveries through liquidation of such assets.

                 "Reduction Amount" means, (i) in respect of an Asset Sale, 100% of the Net Cash Proceeds thereof in excess of $1,000,000 in any Fiscal Year, (ii) in respect of an Additional Debt Incurrence or receipt of Major Casualty Proceeds, 100% of the Net Cash Proceeds thereof, (iii) in respect of Excess Cash Flow, 50% of the amount thereof, and
(iv) in respect of the issuance of equity securities not constituting Debt, 50% of the Net Cash Proceeds thereof in excess of $200,000 in any Fiscal Year.

                 "Reduction Event" means (i) any Asset Sale, (ii) any Additional Debt Incurrence, (iii) the issuance of any equity securities by the Borrower or any of its Subsidiaries (other than equity securities issued to the Borrower or any of its Subsidiaries) or (iv) receipt of Major Casualty Proceeds. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by
Article 5 of this Agreement.

                 "Reference Lenders" means the principal London offices of Bank of America, NT & SA, First Union National Bank of North Carolina and Morgan Guaranty Trust Company of New York, and "Reference Lender" means any one of such Reference Lenders.

                 "Refunded Swing Loans" has the meaning set forth in Section 2.1(d).

                 "Refunding Date" has the meaning set forth in Section 2.1(e).

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Required Lenders" means at any time Lenders having, in the aggregate, at least 51% of the sum of (x) the Revolving Commitments at such time or, if the Revolving Commitments shall have been terminated, the sum of the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Liabilities plus (y) the aggregate outstanding principal amount of the Term Loans at such time or, if no Term Loans are then outstanding, the Term Commitments at such time.

                 "Restricted Investment" means any Investment by the Borrower and its Subsidiaries in any Person, other than (i) Investments in Guarantors,
(ii) Temporary Cash Investments, (iii) Investments by Deltec, Borrower, EEIC and Exide Electronic Corporation in FPS Power Systems Oy Ab with a book value at any time in the aggregate not to exceed $5,000,000 collectively, (v) Guarantees permitted under clause (i) of Section 5.10(h) and (v) Investments in Subsidiaries other than Guarantors and in the Japanese Joint Venture, each of which Investments under this clause (v) is in existence on the date hereof, and in the respective amounts thereof on the date hereof, and renewals and extensions by the obligor with respect to any of the foregoing, provided that any such renewal or extension does not increase the amount of such Investment.

                 "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock and (iii) any payment of principal on, or on account of, the purchase, redemption, retirement or other acquisition, in each case prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, the Subordinated Notes and any other Debt (except for repayments in the ordinary course of business of Debt of International Subsidiaries permitted under Section 5.10(g) hereof).

                 "Revolving Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages hereof under the heading "Revolving Commitments", as such amount may be reduced from time to time pursuant to Section 2.7 or 2.8.

                 "Revolving Credit Available Amount" means with respect to each Lender, at any time, the lesser of (i) the amount of such Lender's Revolving Commitment at such time and (ii) the Borrowing Base at such time multiplied by such Lender's Revolving Percentage.

                 "Revolving Credit Period" means the period from and including the Effective Date to but not including the Maturity Date.

                 "Revolving Loan" means a loan made by a Lender pursuant to
Section 2.1(b).

                 "Revolving Percentage" means, with respect to each Lender, the percentage that such Lender's Revolving Commitment constitutes of the aggregate amount of the Revolving Commitments.

                 "S&P" means Standard & Poor's Rating Group.

                 "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Borrower or any of its Subsidiaries to such Person with the intention of entering into such a lease.

                 "Security Agreement" means the security agreement substantially in the form of Exhibit B hereto between each Obligor party thereto and the Administrative Agent entered into as of the Closing Date and any security agreement entered into pursuant hereto after the Closing Date, in each case as amended from time to time.

                 "Series G Preferred Stock" means the 1,000,000 shares of Series G Convertible Preferred Stock held by Fiskars Oy Ab, issued in connection with the closing of the Deltec Acquisition and convertible at any time at the option of the holder, as in effect on the date hereof and as amended from time to time in accordance with the terms hereof and thereof.

                 "Subordinated Notes" means, at any time, the subordinated notes, in an aggregate principal amount of not less than $75,000,000 and not more than $150,000,000, issued pursuant to the Subordinated Note Agreement on or prior to the Closing Date, having a scheduled maturity not earlier than, and not requiring any payment of principal prior to, the date that is 10 years from the Closing Date.

                 "Subordinated Note Agreement" means the Subordinated Note Indenture dated as of March 13, 1996 between the Borrower, the guarantors referred to therein, and the purchasers referred to therein, with regard to the issuance of at least $75,000,000 in aggregate principal amount of subordinated notes of the Borrower, substantially in the form delivered to the Lenders prior to the date hereof, and as amended from time to time in accordance with the terms thereof and hereof.

                 "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                 "Swing Lender" means Morgan Guaranty Trust Company of New York, in its capacity as the Swing Lender under the swing loan facility described in Section 2.1(c), and its successors in such capacity.

                 "Swing Loan" means a Loan made by the Swing Lender pursuant to
Section 2.1(c).

                 "Swing Loan Commitment" means $5,000,000 or, if less, the aggregate amount of the Revolving Commitments.

                 "Swing Loan Refund Amount" has the meaning set forth in
Section 2.1(d).

                 "Syndication Date" means the earlier of (i) the 45th day after the Closing Date and (ii) the date on which the Administrative Agent determines, in its sole discretion but after consultation with the Co-Agents, and the other initial Lenders (and so notifies the Borrower), that the primary syndication and resulting addition of institutions as "Lenders" pursuant to Section 10.6 shall have been completed.

                 "Temporary Cash Investment" means any Investment in (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within one year from the date of acquisition and, at the time of acquisition, having a rating of at least A- by S&P or the equivalent by Moody's, (iii) commercial paper issued by any Person organized under the laws of the United States of America, maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, (iv) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $500,000,000, (v) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause
(iv) above and (vi) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                 "Term Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages hereof under the heading "Term Commitments", as such amount may be reduced from time to time pursuant to Section 2.7.

                 "Term Loan" means a loan made by a Lender pursuant to Section 2.1(a).

                 "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                 "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                 SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the

Required Lenders wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.


                                   ARTICLE 2

                                  THE CREDITS

                 SECTION 2.1.   Commitments to Lend.

                 (a) Term Loans. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single loan to the Borrower on the Closing Date in an aggregate amount not to exceed such Lender's Term Commitment. The Borrowing pursuant to this Section 2.1(a) shall be made from the several Lenders ratably in proportion to their respective Term Commitments. Loans made pursuant to this Section 2.1(a) are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

                 (b) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.1(b) from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Revolving Loans by such Lender at any one time outstanding shall not exceed the amount by which
(i) such Lender's Revolving Credit Available Amount exceeds (ii) an amount equal to such Lender's Revolving Percentage of the sum at such time of (x) aggregate amount of all Letter of Credit Liabilities plus (y) the aggregate outstanding principal amount of Swing Loans. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolving Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.9, prepay Revolving Loans and reborrow at any time during the Revolving Credit Period under this Section.

                 (c) Swing Loans. During the Revolving Credit Period, the Swing Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.1(c) from time to time in amounts such that (i) the aggregate principal amount of Swing Loans does not at any time exceed the Swing Loan Commitment and (ii) the sum of the aggregate outstanding principal amount of the Revolving Loans and Swing Loans plus the aggregate amount of all Letter of Credit Liabilities at such time does not exceed the aggregate Revolving Commitments or, if less, the Borrowing Base. Each Borrowing under this Section 2.1(c) shall be in an aggregate principal amount of $1,000,000 or any larger multiple thereof (except that any such Borrowing may be in the aggregate available amount of Swing Loans determined in accordance with the immediately preceding sentence). Within the foregoing limits, the Borrower may borrow under this Section 2.1(c), repay or, to the extent permitted by Section 2.9, prepay Swing Loans and reborrow at any time prior to the Maturity Date under this Section 2.1(c).

                 (d) Conversion of Swing Loans to Revolving Loans. The Swing Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Lender to act on its behalf), on notice given by the Swing Lender no later than 11:00 A.M., New York City time, on the proposed date of Borrowing for the Revolving Loans referred to below, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount (with respect to each Lender, its "Swing Loan Refund Amount") equal to such Lender's Revolving Percentage of the aggregate principal amount of the Swing Loans (the "Refunded Swing Loans") outstanding on the date of such notice, to repay the Swing Lender. Unless any of the events described in clause (g) or (h) of Section

6.1 with respect to the Borrower shall have occurred and be continuing (in which case the procedures of Section 2.1(e) shall apply), each Lender shall make such Revolving Loan available to the Administrative Agent at its address specified in or pursuant to Section 10.1 in immediately available funds, not later than 12:00 Noon (New York City time), on the date of such notice. Each such Revolving Loan shall initially be made as a Base Rate Loan. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swing Lender, which shall immediately apply such proceeds to repay Refunded Swing Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Loans so paid shall no longer be outstanding as Swing Loans, shall no longer be due as Swing Loans under the Note held by the Swing Lender, and shall be due as Revolving Loans under the respective Notes issued to the Lenders (including the Swing Lender) in accordance with their respective Revolving Percentages (calculated as set forth above). The Borrower authorizes the Swing Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Loans.

                 (e) Purchase of Participations in Swing Loans. If prior to the time Revolving Loans would have otherwise been made pursuant to Section 2.1(d), one of the events described in clause (g) or (h) of Section 6.1 with respect to the Borrower shall have occurred and be continuing, each Lender shall, on the date such Revolving Loans were to have been made pursuant to the notice referred to in Section 2.1(d) (the "Refunding Date"), purchase an undivided participating interest in the Swing Loans in an amount equal to such Lender's Swing Loan Refund Amount. On the Refunding Date, each Lender shall transfer to the Swing Lender, in immediately available funds, such Lender's Swing Loan Refund Amount, and upon receipt thereof the Swing Lender shall deliver to such Lender a Swing Loan participation certificate dated the date of the Swing Lender's receipt of such funds and in the Swing Loan Refund Amount of such Lender.

                 (f) Payments on Participated Swing Loans. Whenever, at any time after the Swing Lender has received from any Lender such Lender's Swing Loan Refund Amount pursuant to Section 2.1(e), the Swing Lender receives any payment on account of the Swing Loans in which the Lenders have purchased participations pursuant to Section 2.1(e), the Swing Lender will promptly distribute to each such Lender its ratable share (determined on the basis of the Swing Loan Refund Amounts of all of the Lenders) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Lender is required to be returned, such Lender will return to the Swing Lender any portion thereof previously distributed to it by the Swing Lender.

                 (g) Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Lender's obligation to transfer the amount of a Revolving Loan to the Swing Lender as provided in Section 2.1(d) or to purchase a participating interest pursuant to Section 2.1(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender, the Borrower or any other Person may have against the Swing Lender or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower, any other Lender or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 SECTION 2.2. Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, and not later than 12:00 Noon (New York

City time) on the date of each Borrowing of a Swing Loan, specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Swing Borrowing, or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                 (ii)  the aggregate amount of such Borrowing;

                 (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, provided that (i) no Loans shall be specified to bear interest at the Euro-Dollar Rate prior to the Syndication Date and

                 (ii) all Swing Loans and, initially, Revolving Loans made pursuant to Section 2.1(d) shall bear interest based on the Base Rate;

                 (iv) whether the Loans comprising such Borrowing are to be Term Loans, Revolving Loans or Swing Loans, and

                 (v) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

No more than three Swing Loans may be borrowed during any calendar week.

                 (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                 (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing (or 1:00 P.M. (New York City time) on the date of each Swing Borrowing), each Lender (or, in the case of a Swing Loan, the Swing Lender) shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.1. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available promptly on the date of such Borrowing to the Borrower at the Administrative Agent's aforesaid address.

                 (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.5 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

                 SECTION 2.3. Notes. (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office, in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

                 (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type, or its Term Loans, on the one hand, and its Revolving Loans and Swing Loans, on the other, be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

                 (c) Upon receipt of each Lender's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                 SECTION 2.4. Scheduled Termination of Commitments and Maturity of Loans. (a) The Term Commitments shall terminate at the close of business on the Closing Date. The Revolving Commitments and the Swing Commitment shall terminate on the Maturity Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 (b) The Borrower shall be obligated to repay, and there shall become due and payable on each Quarterly Date occurring in the months set forth below an aggregate principal amount of the Term Loans equal to the amount set forth below opposite such Quarterly Date; provided that in any event the outstanding Term Loans shall be repaid in full not later than the Maturity Date:

Quarterly Date       Amount       Quarterly Date       Amount
- --------------       ------       --------------       ------
June      1996     $1,250,000     December  1998     $2,083,333
September 1996      1,250,000     March     1999      2,083,333
December  1996      1,250,000     June      1999      3,333,334
March     1997      1,250,000     September 1999      3,333,334
June      1997      2,083,333     December  1999      3,333,334
September 1997      2,083,333     March     2000      3,333,334
December  1997      2,083,333     June      2000      3,750,000
March     1998      2,083,333     September 2000      3,750,000
June      1998      2,083,333     December  2000      3,750,000
September 1998      2,083,333     March     2001      3,750,000


                 (c) Each repayment pursuant to this Section 2.4 shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Term Loans of the several Lenders in proportion to the aggregate outstanding principal amounts of their Term Loans. Within the foregoing limits of this Section 2.4, each required payment or prepayment shall be made with respect to such outstanding Group or Groups of Loans as the Borrower may designate to the Administrative Agent not less than three Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Lenders.

                 SECTION 2.5. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (x) the Base Rate Margin plus (y) the Base Rate for such day. Such interest shall be payable in arrears on the last Domestic Business Day of each month while such Base Rate Loan is outstanding, beginning with the month in which such Base Rate Loan is made and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

                 (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (x) the Euro-Dollar Margin for such day plus (y) the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the time it became overdue and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Lenders are offered to such Reference Lender in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                 (d) Each Swing Loan shall bear interest on the outstanding principal amount thereof (and, in the case of any amount of overdue Swing Loan, overdue interest thereon) at a rate for each day equal to the rate that would be applicable to a Revolving Loan that is a Base Rate Loan on such day.

                 (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 (f) Each Reference Lender agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of
Section 8.1 shall apply.

                 SECTION 2.6. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount by which such Lender's Revolving Commitment exceeds the sum of (i) the aggregate outstanding principal amount of the Revolving Loans and Swing Loans, if any, made by such Lender and (ii) any Letter of Credit Liabilities of such Lender. Such commitment fee shall accrue from and including the Effective Date to but excluding the date of termination of the Revolving Commitments in their entirety.

                 (b) The Borrower shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the Letter of Credit Fee Rate (determined daily in accordance with the Pricing Schedule) and (ii) for the account of each Issuing Lender a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Lender at a rate per annum equal to 0.25%.

                 (c) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the amount of Letter of Credit Liabilities shall be reduced to zero).

                 SECTION 2.7. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Commitments at any time, if no Revolving Loans or Swing Loans are outstanding at such time and no Letter of Credit Liabilities exist or
(ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Revolving Commitments in excess of the sum of the aggregate outstanding principal amount of the Revolving Loans and the Swing Loans, plus the aggregate amount of Letter of Credit Liabilities.

                 SECTION 2.8. Mandatory Incremental Repayments, and Reduction of Commitments. (a) Term Loans shall be repaid and Revolving Commitments shall be reduced in the following amounts:

                 (i) in the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, an amount equal to the Reduction Amount thereof; and

                 (ii) an amount, for each Fiscal Year ending after the date hereof, equal to the Reduction Amount of Excess Cash Flow for such Fiscal Year.

provided that no repayment or reduction with respect to the receipt of any Major Casualty Proceeds shall be required if (i) promptly after the loss giving rise to such Major Casualty Proceeds, the Borrower delivers notice to the Lenders setting forth in reasonable detail the Borrower's plans to restore, repair or replace the property affected thereby, and the Required Lenders consent to such use of such proceeds (such consent not to be unreasonably withheld, but which shall be deemed to be withheld if not obtained within 30 days after the receipt of such proceeds) and (ii) to the extent that such proceeds are actually so used within one year after such loss. Such reductions and repayments shall be applied, first, to repay an aggregate principal amount of the Term Loans until the Term Loans have been repaid in full and, thereafter, to reduce the Revolving Commitments. Any repayment of Term Loans required pursuant to this Section 2.8(a) shall be applied to reduce the amount of subsequent scheduled repayments of Term Loans required pursuant to Section 2.4(b) ratably to all such subsequent scheduled repayments.

                 (b) The repayments and reductions required by clauses (a)(i) and (a)(ii) of this Section shall be required or effective, in the case of clause (a)(i), forthwith upon receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds (or in the case of Net Cash Proceeds of any Major Casualty Event as to which the Borrower has requested the consent of the Required Lenders referred to in clause (a) above, upon the failure of the Required Lenders to grant such consent or, if earlier, 30 days after the receipt thereof) and, in the case of clause (a)(ii), on the 90th day after the end of the related Fiscal Year; provided that if any such repayment or reduction in the Commitments pursuant to either clause (a)(i) or
(a)(ii) of this section would otherwise require prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the then current Interest Period, such amount may (unless the Required Lenders otherwise direct) instead be pledged with the Administrative Agent on terms satisfactory to the Administrative Agent (and invested in such Temporary Cash Investments as the Administrative Agent shall select, with interest or income thereon for the account of the Borrower), and such prepayment may be deferred to the last day of the Interest Period next ending after the date of such receipt.

                 (c) If at any time (including, without limitation on the date of each reduction of Revolving Commitments or as a result of a change in the Borrowing Base), the aggregate amount of Revolving Credit Available Amounts is less than the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swing Loans plus (ii) the aggregate amount of Letter of Credit Liabilities, the Borrower shall be obligated to prepay or repay Revolving Loans and Swing Loans, and collateralize outstanding Letters of Credit, in such amounts as shall be necessary so that immediately after such payment the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swing Loans plus (ii) the aggregate amount of Letter of Credit Liabilities does not exceed the aggregate amount of the Revolving Credit Available Amounts (after giving effect to any reductions on such day).

                 (d) Each repayment or prepayment pursuant to this Section 2.8 shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Lenders in proportion to their Commitments (or, if the Commitments have been terminated, to the aggregate outstanding principal amounts of their Loans). Within the foregoing limits of this Section 2.8, each required payment or prepayment shall be made with respect to such outstanding Group or Groups of Loans (or any Swing Loans) as the Borrower may designate to the Administrative Agent not less than three Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Lenders.

                 SECTION 2.9. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.12, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or Swing Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 (or, in the case of any Swing Loan, $1,000,000) or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group.

                 (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                 (c) Any prepayment of Term Loans pursuant to this Section shall be applied to reduce the amount of subsequent scheduled repayments of Term Loans required by Section 2.4 ratably to all the remaining such repayments.

                 SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8, and except for any Swing Loan), as follows:

                 (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day, provided that no Loans shall be specified to bear interest at the Euro-Dollar Rate prior to the Syndication Date; and

                 (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar

         Loans for an additional Interest Period, subject to Section 2.12 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

                 (b)  Each Notice of Interest Rate Election shall specify:

                 (i) the Group of Loans (or portion thereof) to which such notice applies;

                 (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                 (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                 (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                 (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                 (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.2.

                 SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of Letter of Credit Liabilities and interest thereon and of fees hereunder (other than fees payable directly to the Issuing Lenders), not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.1. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans, or of Letter of Credit Liabilities or interest thereon or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.5(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with
Section 2.2(b), 2.9(c) or 2.10(a), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                 SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.14. Regulation D Compensation. For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), and as a result the cost to such Lender (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and
(y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an Officer's certificate setting forth the amount to which such Lender is then entitled under this Section (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

                 SECTION 2.15. Letters of Credit. (a) On the Closing Date, each letter of credit listed on Schedule 1 hereto shall be deemed to be issued under this Section 2.15(a) and shall be deemed to be a Letter of Credit for all purposes hereof. Subject to the terms and conditions hereof, each Issuing Lender agrees to issue letters of credit hereunder from time to time before the tenth day before the Maturity Date upon the request of the Borrower (the "Letters of Credit"); provided that, immediately after each Letter of Credit is issued, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount. Upon the date of issuance by an Issuing Lender of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation in such Letter of Credit and the related Letter of Credit Liabilities in proportion to their respective Revolving Percentages.

                 (b) The Borrower shall give the Issuing Lender notice at least five days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Lender and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested. The Borrower shall also pay to the Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Lender. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Lender, the Issuing Lender shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. Except as set forth on Schedule 1 hereto, no Letter of Credit shall have a term of more than one year; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Lender; provided further that no Letter of Credit shall have a term extending or be so extendible beyond the Maturity Date.

                 (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Lender and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Lender will pay to the Administrative Agent, for the account of the Issuing Lender, immediately upon the Issuing Lender's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Lender's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Lender's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the rate applicable to Base Rate Loans for such period. The Issuing Lender will pay to each Lender ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

                 (d) The obligations of the Borrower and each Lender under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

                 (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

                 (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

                 (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the

         Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

              (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

             (vi) payment under a Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Issuing Lender's determination that documents presented under the Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Lender; or

            (vii) any other act or omission to act or delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Lender's obligations hereunder.

              (e) The Borrower hereby indemnifies and holds harmless each Lender (including each Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender)), and none of the Lenders (including an Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Lender as required by this subsection, the Lenders agree to do so ratably in accordance with their Revolving Commitments.


                                   ARTICLE 3

                                   CONDITIONS

                 SECTION 3.1. Closing. The closing hereunder shall occur upon the satisfaction of the following events (in the case of each document to be received, each dated the Closing Date unless otherwise indicated):

                 (a) receipt by the Administrative Agent of a duly executed original Note for the account of each Lender dated on or before the Closing Date complying with the provisions of Section 2.3;

                 (b) receipt by the Administrative Agent of an opinion of Smith Helms Mulliss & Moore, L.L.P., counsel for the Obligors, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

                 (c) receipt by the Administrative Agent of an opinion of (i) Davis Polk & Wardwell, special New York counsel for the Administrative Agent, substantially in the form of Exhibit E-1 hereto and (ii) special counsel for the Agents in each of the United Kingdom, Hong Kong, Finland, Germany, the U.S. Virgin Islands, France, Canada and Mexico, in the forms attached as Exhibit E-2, and each covering such additional matters relating to the transactions contemplated hereby as the Agents may reasonably request;

                 (d) receipt by the Administrative Agent of duly executed counterparts of each of the Collateral Documents, together with evidence satisfactory to the Administrative Agent of the effectiveness and perfection (to the extent required thereby) of the Liens contemplated thereby, including the filing of UCC-1's and the delivery of any promissory notes and stock certificates comprising the Collateral;

                 (e) receipt by the Administrative Agent of evidence satisfactory to it that the commitments under the Existing Credit Agreement have terminated, all loans thereunder have been repaid in full (all Lenders hereunder which are also banks under the Existing Credit Agreement hereby agreeing that such repayment may be made, whether or not at the end of interest periods under the Existing Credit Agreement, but subject in any event to payment by the Borrower of all funding losses, if any due with respect thereto under such Credit Agreement) and all accrued fees and other amounts payable thereunder have been paid in full;

                 (f) satisfaction of the Required Lenders with the form and substance of the Deltec Acquisition Documents (which the Administrative Agent may conclude exists unless it shall have received notice from the Required Lenders to the contrary), and receipt by the Administrative Agent of (x) each opinion, report, and other document required to be delivered pursuant to the Deltec Acquisition Documents in connection with the Deltec Acquisition and (y) evidence satisfactory to it of the satisfaction (without waiver) of all other conditions to the closing of the Deltec Acquisition on the Closing Date, and that all transactions contemplated by the Deltec Acquisition Documents to be consummated on the closing date of the Deltec Acquisition will take place prior to or simultaneously with the transactions hereunder contemplated to take place on the Closing Date; and satisfaction of the Required Lenders with (i) the terms and conditions of the Deltec Acquisition Documents, (ii) the tax treatment of the Deltec Acquisition and (iii) the corporate structure and the capitalization of the Borrower and its Subsidiaries;

                 (g) satisfaction of the Required Lenders with the form and substance (including without limitation interest rate) of the Subordinated Note Agreement and Subordinated Notes (which the Administrative Agent may conclude exists unless it shall have received notice from the Required Lenders to the contrary), and receipt by the Administrative Agent of evidence satisfactory to it that the Borrower shall have issued, not later than the time of the Closing Date and first Borrowing hereunder, the Subordinated Notes for an aggregate gross proceeds to the Borrower of not less than $75,000,000 having a scheduled maturity not earlier than, and not requiring any payment of principal prior to, the date that is 10 years from the Closing Date;

                 (h) receipt by the Borrower of the Net Cash Proceeds of the Subordinated Notes;

                 (i) the Administrative Agent shall not have received notice from the Lenders that, in their reasonable determination, any material adverse change shall have occurred or be threatened in the financial condition, results of operations, business, properties or prospects, or any event or condition which is reasonably likely to result in such a material adverse change, with respect to (x) the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent audited balance sheet heretofore received by the Lenders or (y) Deltec and its Subsidiaries, taken as a whole, since the date of the year-end management report heretofore received by the Lenders;

                 (j) completion of, and satisfaction by the Lenders in their sole good faith discretion with the scope and results of, their due diligence review of financial, legal, tax and other matters concerning the Borrower and its Subsidiaries and Deltec and its Subsidiaries, which review may include but not be limited to review of financial performance, consultation with customers of the Borrower and its Subsidiaries and Deltec and its Subsidiaries, and review of material contracts;

                 (k) receipt by the Lenders, not less than three days before the Closing Date, of any information they may have theretofore requested concerning the financial condition, results of operations, liabilities (contingent and otherwise, including with respect to environmental liabilities and employee and retiree benefits) and prospects of, and the financial reporting and accounting systems and the management information systems of, the Borrower and its Subsidiaries (including after giving effect to the Deltec Acquisition); and confirmation satisfactory to the Lenders, after consultation with management of the Borrower, Arthur Anderson L.L.P, as independent public accountants for the Borrower, and any independent environmental consultant or independent accountant retained by the Lenders, of all such information; and satisfaction of the Lenders in their sole good faith discretion with all such information;

                 (l) receipt by the Administrative Agent, for its own account and for the accounts of the Lenders, of all fees payable on or before the Closing Date;

                 (m) receipt by the Administrative Agent of the documents referred to in Section 5.3(c) required to be delivered on or before the Closing Date; and

                 (n) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Loan Documents and the Deltec Acquisition, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                 SECTION 3.2. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing other than a Refunding Swing Loan, and of an Issuing Lender to issue (which shall be deemed to include any renewal or extension of the term of) a Letter of Credit on the occasion of a request therefor (including, without limitation, any of the foregoing to occur on the Closing Date) is subject to the satisfaction of the following conditions:

                 (a) the fact that the Closing Date shall have occurred on or prior to March 31, 1996;

                 (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.15(b);

                 (c) receipt by the Administrative Agent of the most recent Borrowing Base Certificate required to be delivered pursuant to
         Section 5.1(i) hereof;

                 (d) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the sum of the aggregate outstanding principal amount of the Revolving Loans and Swing Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate Revolving Credit Available Amounts;

                 (e) the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing; and

                 (f) the fact that the representations and warranties of the Obligors contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (d), (e) and (f) of this Section.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants, and each Guarantor represents and warrants, with respect to itself only, as to the matters set forth in Section 4.12, (including, in the case of any such representation and warranty made or deemed made before the consummation of the Deltec Acquisition, at the time such representation and warranty is made or deemed made and immediately after giving effect to the consummation of the Deltec Acquisition), that:

                 SECTION 4.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 SECTION 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien (other than Liens under the Loan Documents) on any asset of the Borrower or any of its Subsidiaries.

                 SECTION 4.3. Binding Effect. The Loan Documents (other than the Notes) to which the Borrower is a party constitute valid and binding agreements of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except
(i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors ' rights generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                 SECTION 4.4. Financial Information. (a) The (i) consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Lenders, and (ii) consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related consolidating statements of income for the Fiscal Year then ended, each fairly present, in conformity with generally accepted accounting principles, the consolidated or consolidating (as applicable) financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated or consolidated (as applicable) results of operations and consolidated cash flows for such Fiscal Year.

                 (b) Since September 30, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole (both before and after giving effect to the Deltec Acquisition, and including Deltec and its Subsidiaries after the Deltec Acquisition).

                 (c) The consolidated balance sheet of Deltec and its consolidated Subsidiaries as of September 30, 1995 and the related consolidated statements of income and cash flows for the nine months then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Deltec and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

                 (d) From September 30, 1995 to the Closing Date, there has been no material adverse change in the business, financial position, results of operations or prospects of Deltec and its Subsidiaries, considered as a whole.

                 (e) The pro forma balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995 with respect to the Borrower and its Consolidated Subsidiaries, copies of which have been delivered to each of the Lenders, fairly presents, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.4(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (A) the Deltec Acquisition and other transactions contemplated by the Deltec Acquisition Documents, (B) the making of the Loans and the issuance of the Letters of Credit to be made or issued on the Closing Date, (C) the issuance of the Subordinated Notes on or before the Closing Date, (D) the application of the proceeds from the foregoing as contemplated by the Deltec Acquisition Documents, this Agreement and the Subordinated Note Agreement and (E) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, the Borrower and its Consolidated Subsidiaries (on a pro forma basis as aforesaid) had and (except as incurred since the date of such balance sheet in the ordinary course of business) have no material liabilities, contingent or o properly reflected on such balance sheet.

                 SECTION 4.5. Litigation. Except as set forth on Schedule 4.5, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of the Loan Documents or challenges the Deltec Acquisition.

                 SECTION 4.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                 SECTION 4.7. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                 SECTION 4.8. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                 SECTION 4.9. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for any of the foregoing the failure of which to have could not in the aggregate have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the rights and remedies of the Lenders under the Loan Documents. On the Closing Date and after giving effect to the Deltec Acquisition, (i) each of the Subsidiaries of the Borrower, other than International Subsidiaries, is a Guarantor and (ii) the Borrower and its Subsidiaries (other than International Subsidiaries) have pledged, pursuant to the Pledge Agreements, all of the capital stock of the Borrower's Subsidiaries other than (x) the Deltec Seller Stock, (y) up to 35% of the capital stock of each International Subsidiary owned by the Borrower or a Subsidiary other than an International Subsidiary and (z) capital stock of each International Subsidiary owned by an International Subsidiary.

                 SECTION 4.10. Regulatory Restrictions on Borrowing. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

                 SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Obligors to perform their obligations under the Loan Documents.

                 SECTION 4.12. Representations of Guarantors. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each Guarantor of the Loan Documents to which it is a party are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor. The Loan Documents to which each Guarantor is a party constitute valid and binding agreements of such Guarantor, in each case enforceable against such Guarantor in accordance with their respective terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Each of the representations and warranties of the Obligors contained in the Collateral Documents is true and correct.

                 SECTION 4.13. Deltec Acquisition Documents. The representations and warranties contained in the Deltec Acquisition Documents of the Borrower and, to the best knowledge of the Borrower, each other party thereto are, and shall be, true in all material respects on the date hereof and the Closing Date.


                                   ARTICLE 5

                                   COVENANTS

                 The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

                 SECTION 5.1. Information. The Borrower will deliver to each of the Lenders:

                 (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such Fiscal Year, setting forth in the case of such consolidated financial statements in comparative form the figures for the previous Fiscal Year, all certified by the chief financial officer or chief accounting officer of the Borrower as to fairness of presentation, generally accepted accounting principles and consistency and, in the case of such consolidated financial statements, reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

                 (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated cash flows for such quarter and for the portion of the Borrower's Fiscal Year ended at the end of such quarter, setting forth in the case of such consolidated statements of income and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (c) as soon as available and in any event within 30 days after the end of each month of the Borrower (or, in the case of the months ending March 31, 1996, April 30, 1996 and May 31, 1996, 45 days after the end of each such month), an unaudited summary consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month and the related summary consolidated statements of income and cash flows for such month and for the portion of the Borrower's Fiscal Year ended at the end of such month, setting forth in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous Fiscal Year, all certified (subject to normal quarterly and year-end adjustments) as to fairness of presentation, generally accepted accounting principles (as applicable) and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.7, 5.9 through 5.14, inclusive, and 5.18 through 5.21, inclusive, on the date of such financial statements, (ii) if such certificate is delivered with financial statements referred to in clause (a), setting forth in reasonable detail the computation of Excess Cash Flow for the Fiscal Year to which such financial statements relate, certified as having been prepared from such financial statements in accordance with this Agreement, (iii) stating whether any Subsidiary has been created or acquired, and whether any Immaterial Subsidiary has ceased to be an Immaterial Subsidiary, since the delivery of the last such certificate (or in the case of the first such certificate, since the date hereof) and describing in reasonable detail any such Subsidiary and (iv) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above;

                 (f) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission, and copies of (i) all financial statements, reports, notices and proxy statements that any Obligor shall send or make available generally to its stockholders, (ii) all registration statements and prospectuses that any Obligor shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all material reports and other statement (other than routine reports prepared in the ordinary course of business that would not result in any adverse action) that any Obligor may render to or file with any other governmental authority, including, without limitation, the Environmental Protection Agency and state and federal environmental and health authorities and agencies and (iv) all press releases and other statements that any Obligor shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business;

                 (i) at each of the following dates, determined as of the following dates specified: a Borrowing Base Certificate (x) as soon as available (and in any event within fifteen days) after the last day of each calendar month of the Borrower, determined as of the last business day of such calendar month, (y) as soon as available (and in any event within five days) after each of the fifteenth day and the last day of each calendar month of the Borrower, determined as of such fifteenth day and last day, and (z) within five days after receipt of a request therefor (which may be given from time to time) from the Required Lenders, determined as of the date of such request; provided that in the case of clauses (y) and (z) above, the determination of the Borrowing Base shall be an estimate by the Borrower, subject to normal month-end adjustments and determined in good faith using reasonable methods consistent with the accounting methods used in the financial statements most recently delivered pursuant to Section 4.4(a) or 5.1(a);

                 (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                 (k) as soon as practicable and in any event within 60 days after the close of each Fiscal Year, an annual budget prepared on a quarterly basis for the Borrower and its Subsidiaries and projections for the Borrower for the Fiscal Year then beginning, all prepared (in the case of projections) on a basis consistent with the financial statements described in subsection (a) and (b) above, accompanied by a statement of the chief financial officer or chief accounting officer of the Borrower to the effect that, to the best of his knowledge, the budget and projections are a reasonable estimates thereof for the periods covered thereby; and

                 (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries or any Guarantor as the Agent, at the request of any Lender, may reasonably request.

                 SECTION 5.2. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                 SECTION 5.3. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                 (b) The Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $22,000,000 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Lenders may approve in writing.

                 (c) The Borrower will deliver to the Lenders (i) on the date of the first Borrowing hereunder, a certificate from the Borrower's insurance broker dated such date showing the amount of coverage as of such date, and certifying that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is cancelled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by each additional insured and loss payee of written notice thereof, (ii) upon request of any Lender through the Administrative Agent from time to time, full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower. Not later than the Closing Date, the Borrower shall cause the Administrative Agent to be named as an additional insured and loss payee on each insurance policy required to be maintained pursuant to this Section 5.3.

                 SECTION 5.4. Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.4 shall prohibit (i) the merger of a Subsidiary into the Borrower, the merger of a Guarantor with another Person if the Person surviving such merger is a Guarantor or the merger or consolidation of any Subsidiary that is not a Guarantor with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the failure to maintain any of the foregoing rights, privileges or franchises that could not in the aggregate have a material adverse affect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, or on the rights of the Lenders under the Loan Documents, or (iii) the termination of the corporate existence of any Subsidiary other than a Guarantor if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

                 SECTION 5.5. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                 SECTION 5.6. Inspection of Property, Books and Records; Annual Lender Meeting. (a) The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                 (b) Unless otherwise instructed by the Administrative Agent in its discretion, within 120 days after the end of each Fiscal Year, the Borrower will conduct a meeting of the Lenders to discuss such fiscal year's results and the financial condition of the Borrower at which shall be present the chief executive officer and the chief financial officer of the Borrower and such other officers of the Borrower as the Borrower's chief executive officer shall designate. Such meetings shall be held at a time and place convenient to the Lenders and the Borrower, and shall be in person unless the Administrative Agent in its discretion notifies the Borrower that any such meeting shall be by telephone conference.

                 SECTION 5.7. Mergers and Sales of Assets. (a) The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person, provided that (i) the Borrower or any Guarantor may each merge with another Person if it is the corporation surviving such merger and immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (ii) any Subsidiary other than a Guarantor may merge with any other Person if the corporation surviving the merger is the Borrower or a Subsidiary of the Borrower and immediately after giving effect to such merger, no Default shall have occurred and be continuing.

                 (b) The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale, other than (i) Asset Sales the fair market value of which, when combined with all other such Asset Sales previously made during each Fiscal Year, does not exceed $1,000,000, and (ii) any Asset Sale in which (x) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief financial officer of the Borrower), (y) the consideration received therefor consists solely of cash payable at the closing thereof and (z) after giving effect to such Asset Sale, the aggregate fair market value of the assets disposed of in all Asset Sales in such Fiscal Year does not exceed $2,500,000.

                 (c) Without limitation of the foregoing, the Borrower will not, and will not permit its Subsidiaries to, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

                 SECTION 5.8. Use of Proceeds. The proceeds of the Term Loans will be used by the Borrower to finance a portion of the purchase price of the Deltec Acquisition and to refinance a portion of the approximately $80,000,000 aggregate principal amount of existing Debt under the Existing Credit Agreement. The proceeds of the Revolving Loans will be used by the Borrower to refinance the balance of the aggregate principal amount of existing Debt under the Existing Credit Agreement, and to provide working capital and for general corporate purposes. The Letters of Credit issued under this Agreement will be issued in the ordinary course for general corporate purposes, but not to support Debt for borrowed money. None of the proceeds of any of the foregoing will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                 SECTION 5.9. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                 (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $5,000,000;

                 (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

                 (c) any Lien on any fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such fixed asset (including through capital leases), in an aggregate principal amount of such Debt at any time outstanding not greater than $5,000,000, provided that such Lien attaches to such fixed asset concurrently with or within 90 days after the acquisition thereof;

                 (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

                 (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

                 (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                 (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $5,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (h) Liens created in connection with Permitted Receivables Financings, including, without limitation, Liens on proceeds in any form and bank accounts in which any such proceeds are deposited; provided that, except for the assets transferred pursuant to Permitted Receivables Dispositions made in connection with such Permitted Receivables Financings, no such Lien may extend to any assets of the Borrower or any Subsidiary;

                 (i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000;

                 (j)  Liens created by the Loan Documents;

                 (k) Liens securing Debt of International Subsidiaries incurred in compliance with Section 5.10(g); and

                 (l) any Lien on any inventory securing obligations (whether contingent or matured) under trade or documentary letters of credit incurred or assumed for the purpose of financing all or any part of the cost of acquiring such inventory, which such obligations do not exceed in the aggregate at any time $2,000,000.

Notwithstanding the foregoing, no Obligor will create, assume or suffer to exist any Lien on any Collateral other than Liens described in clause (b), (c),
(d), (e) or (g) above, or Liens described in clause (f) above relating to a Lien described in clause (b), (c), (d), (e) or (g) above, which do not in the aggregate materially detract from the value of the Collateral.

                 SECTION 5.10. Limitation on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

                 (a)      Debt under the Loan Documents;

                 (b) the Subordinated Notes and Guarantees thereof provided by Guarantors, each such Guarantee thereof subordinated to the obligations of the respective Guarantor under the Loan Documents on substantially the same basis as the obligations of the Borrower under the Subordinated Notes are subordinated to the obligations of the Borrower under the Loan Documents;

                 (c) Debt of the Borrower and the Guarantors (other than Debt referred to in clauses (a) and (b) above) outstanding on the date hereof not in excess of $8,300,000 in aggregate principal amount and identified on Schedule 5.10, including the Guarantees referred to on such Schedule, and any refinancing by the obligor with respect thereto of such Debt (and, without limitation, renewals or extensions of such Guarantees), provided that any such refinancing does not increase the principal amount or shorten the maturity of any payment of principal of such Debt;

                 (d) Debt secured by Liens permitted by Section 5.9(c) or 5.9(l), in an aggregate principal or obligation amount at any time outstanding not exceeding the amount permitted pursuant to such
         Section 5.9(c) or 5.9(l), as the case may be;

                 (e) Debt of the Guarantors owing to the Borrower or another Guarantor;

                 (f) Debt of the Borrower and the Guarantors not otherwise permitted by this Section incurred after the Closing Date in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

                 (g) Debt of International Subsidiaries incurred for working capital purposes in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

                 (h) Guarantees by (i) the Borrower of Debt referred to in clause (g) above and (ii) Deltec of Debt of FPS Power Systems Oy Ab at any time outstanding otherwise permitted by this Section 5.10 in an aggregate principal amount not to exceed $8,000,000; and

                 (i)  Debt pursuant to a Permitted Receivables Financing.

                 SECTION 5.11. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than:

                 (a) any Restricted Payments required to be made by the Borrower pursuant to the terms of employee benefit plans and stock options, in each case as in effect on the Closing Date and as modified thereafter, provided that the aggregate amount of Restricted Payments permitted by this clause (a) shall not exceed $1,000,000 in any Fiscal Year or $3,000,000 in the aggregate for all periods after the Closing Date;

                 (b) any regularly scheduled dividends payable on the Series G Preferred Stock in accordance with the terms thereof; provided that both before and after giving effect thereto no Default shall have occurred and be continuing;

                 (c) Restricted Payments of the type referred to in clause (i) or (ii) of the definition of Restricted Payments (other than those referred to in clauses (a) and (b) above), to the extent that (x) both before and after giving effect thereto no Default shall have occurred and be continuing and (y) the aggregate amount of all such Restricted Payments declared or made in any Fiscal Year does not exceed the sum of (A) $500,000 plus (B) the amount of Net Cash Proceeds received by the Borrower from the issuance of stock options and other equity in such Fiscal Year in an amount not to exceed $500,000 in Fiscal Year 1996, $750,000 in each of Fiscal Years 1997 and 1998 and $1,000,000 in each of Fiscal Years 1999 and 2000 (but in no event, in any Fiscal Year, greater than the amount of such Net Cash Proceeds minus any payments thereof required under Section 2.8); and

                 (d)  Restricted Payments of the type referred to in clause
         (iii) of the definition of Restricted Payments, solely to the extent that Subordinated Notes are tendered as payment of the exercise price of warrants issued pursuant to the Subordinated Note

         Agreement and no consideration other than shares of common stock of the Borrower are issued or paid therefor.

                 SECTION 5.12. Investments and Other Acquisitions. Neither the Borrower nor any Subsidiary will (a) hold, make or acquire any Restricted Investment in any Person or (b) consummate or agree to consummate any Acquisition, unless:

                 (i) immediately after any such Restricted Investment is made or acquired or any such Acquisition is consummated or agreed to, the sum of (A) the aggregate amount expended by the Borrower and its Subsidiaries with respect to Acquisitions (including the value of capital stock of the Borrower used to make Acquisitions) after the date hereof plus (B) the aggregate net book value of all Restricted Investments does not in the aggregate exceed the sum of (x) an amount equal to 50% of the aggregate amount of Excess Cash Flow for each Fiscal Year ending after the date hereof (any such incremental amount pursuant to this clause (x) to be added on the date of receipt of the financial statements referred to in Section 5.1 for such Fiscal Year), but in no event more than $5,000,000 in any Fiscal Year and (y) an additional amount equal to $3,000,000 in any Fiscal Year or $10,000,000 for all periods after the Closing Date;

             (ii) both before and immediately after giving effect to such Acquisition or Restricted Investment, no Default shall have occurred and be continuing; and

            (iii) in the case of any Acquisition, the Borrower would be in compliance with Sections 5.19, 5.20 and 5.21 after the Fixed Charge Coverage Ratio, Leverage Ratio and Consolidated EBITDA are each adjusted with respect to such Acquisition on the date of consummation or proposed consummation thereof (the "Transaction Date") as follows: in calculating Consolidated EBITDA, Consolidated Interest Expense, Consolidated Rental Expense and Consolidated Capital Expenditures, (1) the incurrence of any Debt incurred in connection with such

         Acquisition and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the period of four consecutive Fiscal Quarters (or other period) for which such amounts are required to be determined in accordance with the definitions of Fixed Charge Coverage Ratio and Leverage Ratio (the "Reference Period"), (2) pro forma effect shall be given to the Acquisition (including adjustments to operating results permitted to be made in accordance with generally accepted accounting principles) which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date as if such Acquisition had occurred on the first day of the Reference Period, (3) the incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period and (4) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person or any of its Subsidiaries is a party to a interest party swap or cap or similar agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

                 SECTION 5.13. Consolidated Capital Expenditures. Consolidated Capital Expenditures will not, for any of the fiscal periods set forth below, exceed the amount indicated opposite such period:

                 Fiscal Period                                Amount
                 -------------                              -----------
                 Fiscal Year 1996                           $16,000,000
                 Fiscal Year 1997                            16,000,000
                 Fiscal Year 1998                            17,500,000

                 Fiscal Year 1999                            18,000,000
                 Fiscal Year 2000                            18,500,000
                 First Fiscal Quarter 2001                   5,000,000


                 SECTION 5.14. Sale-Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries will engage in any Sale-Leaseback Transactions unless the Borrower or such Subsidiary would be entitled, pursuant to the other provisions of Article 5, to incur Debt with a principal amount equal to or exceeding the Value of such Sale- Leaseback Transaction secured by a Lien on the property to be leased (after giving similar effect to all other Sale-Leaseback Transactions in effect at such time). For purposes of this Section, "Value" means, with respect to a Sale-Leaseback Transaction, at any time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction and
(ii) the fair value in the opinion of the Board of Directors of the Borrower of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

                 SECTION 5.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary Affiliate than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

                 SECTION 5.16. Hedging Facilities. Not later than 30 days after the Closing Date the Borrower will have entered into and thereafter maintain in full force and effect interest rate agreements in such amounts and on such terms as shall result in effectively limiting to a rate acceptable to the Administrative Agent the interest cost to the Borrower of the London Interbank Offered Rate on the Loans in an aggregate principal amount not less than $65,000,000 for a period of two years beginning on such date, all on terms and conditions satisfactory to the Required Lenders. The Borrower will not, and will not permit any of its Subsidiaries to, incur any Derivatives Obligations except for purposes of hedging and not for speculative purposes.

                 SECTION 5.17. Further Assurances. (a) The Borrower will, and will cause each of the other Obligors to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time request, which may be necessary in the reasonable judgment of the Administrative Agent from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents.

                 (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrower promptly upon demand.

                 (c) The Borrower will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

                 (d) Substantially simultaneously with acquiring or forming any Subsidiary or Subsidiaries, Borrower will cause such Subsidiary or Subsidiaries (but excluding any Subsidiary which is an International Subsidiary) to become a party hereto as a "Guarantor" and/or a party to the Security Agreement by executing and delivering to the Administrative Agent an agreement substantially in the form of Exhibit H hereto appropriately completed with respect to such new Guarantor (a "Guarantor Addendum") and to cause each such Subsidiary (other than any International Subsidiary) to become a party to one or more pledge agreements in substance consistent with the Pledge Agreements to secure its obligations hereunder. Within 30 days after acquiring or forming such Subsidiary or Subsidiaries (other than any International Subsidiary), the Borrower will cause such Subsidiary or Subsidiaries to (i) execute and deliver such other supplements and documents creating security interests as the Administrative Agent may specify, (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security required to be granted and (iii) deliver such legal opinions, certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section.

                 SECTION 5.18. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the sum of (i) $82,000,000 and (ii) an amount equal to 75% of Consolidated Net Income for each Fiscal Quarter of the

Borrower ending after December 31, 1995 (provided that for the Fiscal Quarter ended most nearly on March 31, 1996, Consolidated Net Income of the Borrower shall be adjusted to give effect to the Deltec Acquisition based on pro forma financial statements of Deltec prepared in a manner consistent with Section 4.4(e)) and on or prior to the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter of the Borrower) plus
(iii) 90% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Borrower), received by the Borrower from the issuance and sale after the date hereof of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of the Borrower or (y) which is required to be redeemed, or is redeemable at the option of the holder, at any time) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after December 31, 1995.

                 SECTION 5.19. Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter of the Borrower set forth below, the Fixed Charge Ratio will not be less than the ratio set forth below opposite such Fiscal
Quarter:

               Fiscal Quarter              Ratio
               --------------              ------
         Third Fiscal Quarter 1996         1.20:1
         Fourth Fiscal Quarter 1996        1.50:1
         First Fiscal Quarter 1997         1.30:1
         Second Fiscal Quarter 1997        1.35:1
         Third Fiscal Quarter 1997         1.60:1
         Fourth Fiscal Quarter 1997        1.85:1
         First Fiscal Quarter 1998         2.00:1
         Second Fiscal Quarter 1998        2.10:1
         Third Fiscal Quarter 1998         2.25:1
         Fourth Fiscal Quarter 1998        2.45:1
         First Fiscal Quarter 1999         2.55:1
         Second Fiscal Quarter 1999        2.70:1
         Third Fiscal Quarter 1999         2.90:1
         Fourth Fiscal Quarter 1999

          and thereafter                   3.00:1


                 SECTION 5.20. Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower set forth below and at all times thereafter until the last day of the next such Fiscal Quarter, the Leverage Ratio shall not exceed the ratio set forth below opposite such Fiscal Quarter:

               Fiscal Quarter              Ratio
               --------------              ------
         Third Fiscal Quarter 1996         4.30:1
         Fourth Fiscal Quarter 1996        3.90:1
         First Fiscal Quarter 1997         3.80:1
         Second Fiscal Quarter 1997        3.60:1
         Third Fiscal Quarter 1997         3.25:1
         Fourth Fiscal Quarter 1997        2.75:1
         First Fiscal Quarter 1998         2.70:1
         Second Fiscal Quarter 1998        2.50:1
         Third Fiscal Quarter 1998         2.25:1
         Fourth Fiscal Quarter 1998
          and thereafter                   2.00:1

                 SECTION 5.21. Minimum EBITDA. At no time during any period specified below shall Consolidated EBITDA for the four consecutive Fiscal Quarters then most recently ended (or, in the case of any Fiscal Quarter ending prior to March 31, 1997, for the period commencing on April 1, 1996 and ending on the last day of such Fiscal Quarter), be less than the corresponding amount set forth below:

                  Period                      Amount
                  ------                   ------------
         Third Fiscal Quarter 1996         $ 14,800,000
         Fourth Fiscal Quarter 1996          35,000,000
         First Fiscal Quarter 1997           43,000,000
         Second Fiscal Quarter 1997          60,000,000
         Third Fiscal Quarter 1997           66,000,000
         Fourth Fiscal Quarter 1997          76,000,000
         First Fiscal Quarter 1998           78,000,000
         Second Fiscal Quarter 1998          82,000,000
         Third Fiscal Quarter 1998           88,000,000

         Fourth Fiscal Quarter 1998          98,000,000
         First Fiscal Quarter 1999          100,000,000
         Second Fiscal Quarter 1999         103,000,000
         Third Fiscal Quarter 1999          108,000,000
         Fourth Fiscal Quarter 1999         118,000,000
         First Fiscal Quarter 2000          120,000,000
         Second Fiscal Quarter 2000         122,000,000
         Third Fiscal Quarter 2000          125,000,000
         Fourth Fiscal Quarter 2000         128,000,000
         First Fiscal Quarter 2001
          and thereafter                    130,000,000


                 SECTION 5.22. Amendments of Related Documents. The Borrower shall not and shall not permit its Subsidiaries to, without the prior written consent of the Required Lenders, modify or amend, or waive any provision or condition contained in, any of the Deltec Acquisition Documents, the Subordinated Note Agreement, the Subordinated Notes or the Series G Preferred Stock from the forms of each of the foregoing heretofore delivered to the Lenders and the Agents in any manner that could reasonably be expected to be adverse to the Lenders.

                 SECTION 5.23. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than the Loan Documents and the Subordinated Note Indenture and guarantees with respect thereto, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary, provided that the foregoing shall not prohibit (i) such restrictions as exist today and set forth in the agreements identified on
Schedule 5.23 and (ii) customary net worth and financial leverage tests in agreements governing Debt in effect on the date of this Agreement of International Subsidiaries incurred and outstanding in compliance with this Agreement.

                 SECTION 5.24. Designated Senior Debt. Without the consent of the Required Lenders, the Borrower shall not designate any Debt, other than Debt under the Loan Documents, as "Designated Senior Debt", as such term is defined in the Subordinated Note Indenture as in effect on the date hereof, or any comparable designation that confers upon the holders of such Debt (or any Person acting on their behalf) the right to initiate blockage periods under the Subordinated Note Indenture.


                                   ARTICLE 6

                                    DEFAULTS

                 SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Borrower shall fail to pay (i) when due any principal of any Loan or any reimbursement obligation under any Letter of Credit or (ii) within two Domestic Business Days after the same shall become due, any interest on any Loan or any fees or any other amount payable hereunder;

                 (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.1 through 5.6;

                 (c) any Obligor shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

                 (d) any representation, warranty, certification or statement made by any Obligor in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

                 (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

                 (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (g) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

                 (j) judgments or orders for the payment of money in excess of $3,000,000 shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days;

                 (k) the Guarantee of any Guarantor under Article 9 shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor, or any Person on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantee, or any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on any substantial part of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall assert any of the foregoing in writing;

                 (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 33-1/3% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or there shall occur any "Change of Control", as such term is defined in the Subordinated Note Indenture as in effect on the date hereof, or any similar event that permits the holders of the Subordinated Notes (or any Person acting on their behalf) the right to accelerate the maturity of the Subordinated Notes or demand any payment or redemption thereof or with respect thereto;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding more than 50% of the sum of the aggregate principal amount of the Loans and the Letter of Credit Liabilities, by notice to the Borrower declare the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Loans and the Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause 6.1(g) or 6.1(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans and the

Letter of Credit Liabilities (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                 SECTION 6.2. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof. Upon receipt by the Administrative Agent of any notice of acceleration under the Subordinated Note Agreement, the Administrative Agent shall promptly notify the Lenders thereof.

                 SECTION 6.3. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Lenders having more than 50% in aggregate amount of the Revolving Commitments (or, if the Revolving Commitments shall have been terminated, holding more than 50% of the aggregate Letter of Credit Liabilities), pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.1(g) or 6.1(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by any Agent or the Lenders.


                                   ARTICLE 7

                                   THE AGENT

                 SECTION 7.1. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent and the Documentation Agent to enter into and act as its agent in connection with the Collateral

Documents and to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Lender hereby agrees to be bound by the provisions of the Collateral Documents and, without limitation of the foregoing or of any other provision hereof, agrees to the provisions set forth in Section 10 of the Share Mortgage dated as of the date hereof entered into between EEIC and the Administrative Agent whereby EEIC pledges 66% of the stock of MPL Powerware Systems, Ltd., as though such provisions were set forth fully herein.

                 SECTION 7.2. Agents and Affiliates. Each of the Agents shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

                 SECTION 7.3. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article 6.

                 SECTION 7.4. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 SECTION 7.5. Liability of Agents. Neither of the Agents nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the

Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in
Article 3, except receipt of items required to be delivered to the Documentation Agent or the Administrative Agent; or (iv) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                 SECTION 7.6. Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnities' gross negligence or willful misconduct) that such indemnities may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnities thereunder.

                 SECTION 7.7. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

                 SECTION 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                 SECTION 7.9. Agents' Fee. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

                 SECTION 7.10. Co-Agents, Documentation Agent and Syndication Agent. The Co-Agents referred to on the signature pages hereof, the Documentation Agent, and the Syndication Agent referred to on the cover page hereof, in their respective capacities as such, shall have no duties or obligations of any kind under the Loan Documents.

                                   ARTICLE 8

                            CHANGE IN CIRCUMSTANCES

                 SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

                 (a) the Administrative Agent is advised by the Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Reference Lenders in the London interbank market for such Interest Period, or

                 (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans shall be suspended and
(ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                 SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

                 SECTION 8.3. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Lender is entitled to compensation during the relevant interest period under Section 2.14), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit, its Note or its obligation to make Euro- Dollar Loans or issue or participate in any Letter of Credit, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                 (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the

Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

                 (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections
(a) and (b) of this Section 8.3, the Borrower shall only be obligated to compensate any Lender for any amount arising or accruing during (i) any time or period commencing not more than (x) in the case of subsection (a), six months and (y) in the case of subsection (b), three months, prior to the date on which such Lender notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Lender did not know that such amount would arise or accrue.

                 SECTION 8.4. Taxes. (a) For the purposes of this Section 8.4, the following terms have the following meanings:

                 "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or any Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

                 "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document.

                 (b) Any and all payments by the Borrower or any Guarantor to or for the account of any Lender or any Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower or any Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as the case may be, shall make such deductions, (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Documentation Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof.

                 (c) The Borrower agrees to indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or such Agent (as the case may be) makes demand therefor.

                 (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                 (e) For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                 (f) If the Borrower or any Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Lender.

                 SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make Euro-Dollar Loans, or to convert or continue outstanding Loans into or as Euro-Dollar Loans, has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                 (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

                 (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

                 SECTION 8.6. Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section
8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek one or more mutually satisfactory substitute financial institutions (which may be one or more of the Lenders) to purchase the Note and assume the Commitments of such Lender.


                                   ARTICLE 9

                                    GUARANTY

                 SECTION 9.1. The Guaranty. Each Guarantor hereby unconditionally guarantees, jointly and severally with each other Guarantor, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note and the full amount of all Letter of Credit Liabilities under this Agreement, and the full and punctual payment of all other amounts payable by the Borrower or any other Obligor under the Loan Documents, and all Hedging Obligations (as defined in the Security Agreement of even date herewith). Upon failure by the Borrower or any other Obligor to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.

                 SECTION 9.2. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                 (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Obligor under the Loan Documents, by operation of law or otherwise;

                 (ii) any modification or amendment of or supplement to the Loan Documents;

                 (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Obligor under the Loan Documents;

                 (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Obligor or their respective assets or any resulting release or discharge of any obligation of the Borrower or any other Obligor contained in the Loan Documents;

                 (v) the existence of any claim, set-off or other rights which such Guarantor may have at any time against the Borrower, any other Obligor, any Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                 (vi) any invalidity or unenforceability relating to or against the Borrower or any other Obligor for any reason of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Obligor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Obligor under the Loan Documents; or

                 (vii) any other act or omission to act or delay of any kind by the Borrower, any other Obligor, any Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

                 SECTION 9.3. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Obligors under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                 SECTION 9.4. Waiver by each Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Guarantor or any other Person.

                 SECTION 9.5. Subrogation and Contribution. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Guarantor with respect to such payment.

                 SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Lenders specified in Article 6 of the Agreement.

                 SECTION 9.7. Limit of Liability. The obligations of each Guarantor shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.


                                   ARTICLE 10

                                 MISCELLANEOUS

                 SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Guarantor, in care of the Borrower, (c) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (d) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent or any Issuing Lender under Article 2 or Article 8 shall not be effective until received.

                 SECTION 10.2. No Waivers. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 10.3. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agents (including the Syndication Agent referred to on the cover page hereof), including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents and each Lender, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                 (b) The Borrower agrees to indemnify the Agents and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

                 SECTION 10.4. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Letter of Credit Liabilities which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

                 SECTION 10.5.  Amendments and Waivers; Release of Collateral.
(a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Documentation Agent, the Administrative Agent or an Issuing Lender are affected thereby, by such affected Agent or Issuing Lender, as relevant); provided that no such amendment or waiver shall:

                 (i) unless signed by all the Lenders with a Term Commitment, increase or decrease the Term Commitments

         (except for a ratable decrease in all the Term Commitments), subject any such Lender to any additional obligation, or postpone the date fixed for the scheduled termination of any Term Commitment;

                 (ii) unless signed by all Lenders holding Term Loans, reduce the principal of or rate of interest on any Term Loans, postpone the date fixed for any scheduled payment of principal of or interest on any Term Loans, or decrease the aggregate amount by which Term Loans are required to be repaid on any date scheduled pursuant to Section 2.4(b) or postpone any date for such repayment;

                 (iii) unless signed by all Lenders with a Revolving Commitment, increase or decrease any Revolving Commitment (except for a ratable decrease in all the Revolving Commitments), subject any such Lender to any additional obligation, postpone the date fixed for any scheduled reduction or termination of any Revolving Commitment, reduce the principal of or rate of interest on any Revolving Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon, extend any Letter of Credit expiry date beyond the Maturity Date, or postpone the date fixed for scheduled payment of principal of, and dates fixed for payment of interest on, any Revolving Loan;

         (iv) unless signed by all the Lenders, postpone the date fixed for any payment of any fees hereunder or release any Guarantor from its obligations hereunder;

                 (v) unless signed by the Swing Lender and each other Lender affected thereby, increase the Swing Loan Commitment, postpone the date fixed for the termination of the Swing Loan Commitment or otherwise affect any of its rights or obligations hereunder; and

                 (vi) unless signed by all the Lenders, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and the Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

Any provision of the Collateral Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the relevant Obligor or Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral.

                 (b) Notwithstanding anything to the contrary in the Collateral Documents, Collateral shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale or pledge of assets permitted by the Loan Documents. The Administrative Agent shall, at the sole expense of the Borrower, execute and deliver all release documents reasonably requested to evidence any release pursuant to this subsection (b).

                 SECTION 10.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

                 (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agents, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Lenders and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of, or in the proviso in the last sentence of, Section 10.5(a) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.14 or Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                 (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a pro rata part of all, of its rights and obligations under this Agreement with respect to either:

                 (i)  its outstanding Term Loans, or

                 (ii) its Revolving Commitment and outstanding Revolving Loans and Letter of Credit Liabilities,

and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent and, if such assignment includes amounts pursuant to clause (ii) above, the Issuing Lenders and Swing Lender, none of which consents shall be unreasonably withheld; provided that:

                 (A) if an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent of the Borrower shall be required; and

                 (B) if such transferor Lender (i) assigns a pro rata part (but not all) of its Term Loans or (ii) assigns a pro rata part (but not all) of its Revolving Commitment and outstanding Revolving Loans, then (x) the aggregate outstanding principal amount of Term Loans (if any) assigned to an Assignee shall be at least $5,000,000 and (y) the portion of the transferor Lender's Revolving Commitment and outstanding Revolving Loans (if any) assigned to an Assignee shall be at least $5,000,000 (or if such Assignee was a Lender immediately prior to such Assignment, the above amounts determined with reference to the respective Term Loans, Revolving Commitment and Revolving Loans, as applicable, of such Assignee after giving effect to such assignment), and, after giving effect to such partial assignment, the aggregate outstanding amount of Term Loans retained by the assigning Lender shall be at least $5,000,000 and the portion of the Revolving Commitment and outstanding Revolving Loans retained by the assigning Lender shall be at least $5,000,000.

Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

                 (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

                 (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section
8.3 or 8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 SECTION 10.7. Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 10.8.  Governing Law; Submission to Jurisdiction.
This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 SECTION 10.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

                 SECTION 10.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          EXIDE ELECTRONICS GROUP, INC.



                                          By /s/ Marty R. Kittrell
                                             ----------------------------------
                                             Name:      Marty R. Kittrell
                                             Title:     Vice President
                                             Address:   8609 Six Forks Road
                                                        Raleigh, NC 27615

                                             Telex:
                                             Facsimile: 919/870-3100


                                          GUARANTORS
                                          ----------

                                          EXIDE ELECTRONICS CORPORATION



                                          By /s/ Marty R. Kittrell
                                             ----------------------------------
                                             Name:      Marty R. Kittrell
                                             Title:     Vice President
                                             Address:   8609 Six Forks Road
                                                        Raleigh, NC 27615

                                             Telex:
                                             Facsimile: 919/870-3100


                                          EXIDE ELECTRONICS INTERNATIONAL CORP.



                                          By /s/ Marty R. Kittrell
                                             ----------------------------------
                                             Name: Marty R. Kittrell

                                         Title:     Vice President
                                         Address:   8609 Six Forks Road
                                                     Raleigh, NC 27615

                                         Telex:
                                         Facsimile: 919/870-3100


                                      INTERNATIONAL POWER MACHINES
                                        CORPORATION



                                      By /s/ Marty R. Kittrell
                                         -----------------------------------
                                         Name:      Marty R. Kittrell
                                         Title:     Vice President - Finance
                                         Address:   8609 Six Forks Road
                                                    Raleigh, NC 27615

                                         Telex:
                                         Facsimile: 919/870-3100

                                     DELTEC POWER SYSTEMS, INC.



                                     By /s/ Marty R. Kittrell
                                        ----------------------------------
                                        Name:      Marty R. Kittrell
                                        Title:     Senior Vice President
                                        Address:   8609 Six Forks Road
                                                   Raleigh, NC 27615

                                        Telex:
                                        Facsimile: 919/870-3100


                                     LECTRO PRODUCTS, INC.



                                     By /s/ Marty R. Kittrell
                                        ----------------------------------
                                        Name:      Marty R. Kittrell
                                        Title:     Vice President
                                        Address:   8609 Six Forks Road
                                                       Raleigh, NC 27615

                                        Telex:
                                        Facsimile: 919/870-3100

                                 DATATRAX ACQUISITION CORPORATION



                                 By /s/ Marty R. Kittrell
                                    ----------------------------------
                                    Name:      Marty R. Kittrell
                                    Title:     Vice President
                                    Address:   8609 Six Forks Road
                                               Raleigh, NC 27615

                                    Telex:
                                    Facsimile: 919/870-3100

                                 EXIDE ELECTRONICS USA HOLDINGS CORP.



                                 By /s/ Marty R. Kittrell
                                    ----------------------------------
                                    Name:      Marty R. Kittrell
                                    Title:     Vice President
                                    Address:   8609 Six Forks Road
                                               Raleigh, NC 27615

                                    Telex:
                                    Facsimile: 919/870-3100


                                 DELTEC ELECTRONICS CORP.



                                 By /s/ Marty R. Kittrell
                                    ----------------------------------
                                    Name:      Marty R. Kittrell
                                    Title:     Senior Vice President
                                    Address:   8609 Six Forks Road
                                               Raleigh, NC 27615

                                    Telex:
                                    Facsimile: 919/870-3100

                                  LORTEC POWER SYSTEMS, INC.



                                  By /s/ Marty R. Kittrell
                                     ----------------------------------
                                     Name:      Marty R. Kittrell
                                     Title:     Senior Vice President
                                     Address:   8609 Six Forks Road
                                                Raleigh, NC 27615
                                     Telex:
                                     Facsimile: 919/870-3100


   TERM              REVOLVING
COMMITMENTS         COMMITMENTS                    LENDERS
- -----------         -----------                    -------
$13,333,333         $33,333,334                    MORGAN GUARANTY TRUST COMPANY
                                                      OF NEW YORK

                                                   By /s/ Douglas A. Cruikshank
                                                      -----------------------------
                                                      Name:  Douglas A. Cruikshank
                                                      Title: Vice President


$12,222,222         $30,555,556                    FIRST UNION NATIONAL BANK
                                                     OF NORTH CAROLINA


                                                   By /s/ T.M. Molitor
                                                      -----------------------------
                                                      Name:  T.M. Molitor
                                                      Title: Vice President


$11,111,111         $27,777,778                    BANK OF AMERICA ILLINOIS


                                                   By /s/ Michael J. McKenney
                                                      -----------------------------
                                                      Name:  Michael J. McKenney
                                                      Title: Vice President


$ 6,666,667         $16,666,666                    NATIONSBANK, N.A.


                                                   By /s/ Richard G. Parkhurst
                                                      -----------------------------
                                                      Name:  Richard G. Parkhurst
                                                      Title: Vice President



$ 6,666,667   $16,666,666                          ABN AMRO BANK, N.V.



                                                   By /s/ Larry Kelley
                                                      -------------------------------
                                                      Name:  Larry Kelley
                                                      Title: Group Vice President


                                                   By /s/ Steven Hipsman
                                                      -------------------------------
                                                      Name:  Steven Hipsman
                                                      Title: Vice President




TOTAL TERM   TOTAL REVOLVING
COMMITMENTS    COMMITMENTS
- -----------  ---------------

$50,000,000   $125,000,000
============================


                                                   MORGAN GUARANTY TRUST COMPANY
                                                      OF NEW YORK, as
                                                      Administrative Agent


                                                   By /s/ Douglas A. Cruikshank
                                                      -------------------------------
                                                      Name:    Douglas A. Cruikshank
                                                      Title:   Vice President
                                                      Address: 60 Wall Street
                                                               New York, NY 10260

                                                      Telex: TRT 177615
                                                             Answerback 177615 MGT UT
                                                      Facsimile: 212/648-5536


                                                   BANK OF AMERICA ILLINOIS,
                                                      as Documentation Agent


                                     By /s/ Michael J. McKenney
                                        ---------------------------------
                                        Name:    Michael J. McKenney
                                        Title:   Vice President
                                        Address: 231 South LaSalle Street
                                                 Chicago, Illinois  60697
                                        Telex: 25-34-12 CONTL-BK-CGO
                                        Facsimile: 312/974-9626

                                PRICING SCHEDULE

             Each of "Euro-Dollar Margin", "Base Rate Margin", "Letter of Credit Fee Rate" and "Commitment Fee Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:

- -----------------------------------------------------------------------------------------------------------------
                           Level I      Level II        Level III       Level IV      Level V            Level VI
- -----------------------------------------------------------------------------------------------------------------
  Euro-Dollar
  Margin                   0.75%         1.00%           1.50%           2.00%         2.25%               2.50%
- -----------------------------------------------------------------------------------------------------------------
  Letter of Credit Fee
  Rate                     0.75%         1.00%           1.50%           2.00%         2.25%               2.50%
- -----------------------------------------------------------------------------------------------------------------
  Base Rate
  Margin                      0%            0%           0.50%           1.00%         1.25%               1.50%
- -----------------------------------------------------------------------------------------------------------------
  Commitment Fee
  Rate                     0.25%        0.375%          0.375%          0.375%         0.50%               0.50%
- -----------------------------------------------------------------------------------------------------------------


            For purposes of this Schedule, the following terms have the following meanings:

            "Applicable Leverage Ratio" means, for any day, the Leverage Ratio as at the last day of the Fiscal Quarter of the Borrower most recently ended prior to such date for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or 5.1(b), as the case may be; provided that if the Borrower shall fail to timely deliver the financial statements required to be delivered by it pursuant to Section 5.1(a) or 5.1(b), as the case may be, the Applicable Leverage Ratio for each date from and including the date on which such statements are required to be delivered to but excluding the date on which such statements are delivered shall be deemed to be greater than 4.0.

            "Level I Pricing" applies at any date if the Applicable Leverage Ratio for such date is less than 2.0.

            "Level II Pricing" applies at any date if the Applicable Leverage Ratio for such date is greater than or equal to 2.0 and less than 2.5.

            "Level III Pricing" applies at any date if the Applicable Leverage Ratio for such date is greater than or equal to 2.5 and less than 3.0.

            "Level IV Pricing" applies at any date if the Applicable Leverage Ratio for such date is greater or equal to 3.0 and less than 3.5.

            "Level V Pricing" applies at any date if the Applicable Leverage Ratio for such date is greater than or equal to 3.5 and less than 4.0.

            "Level VI Pricing" applies at any date if the Applicable Leverage Ratio for such date is greater than or equal to 4.0.

            "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI Pricing applies at any date.

                                  SCHEDULE 1:

                           EXISTING LETTERS OF CREDIT



====================================================================================
  ISSUING LENDER               ORIGINAL               MATURITY              AMOUNT
                               ISSUE DATE             DATE
- ------------------------------------------------------------------------------------
  First Union National Bank     5/25/95               6/1/96                $230,999
  of North Carolina
  ("FUNB")
- ------------------------------------------------------------------------------------
  FUNB                          5/25/95               6/1/96                $ 69,001
- ------------------------------------------------------------------------------------
  FUNB                          5/24/93               9/1/97                $ 49,652
- ------------------------------------------------------------------------------------
  FUNB                           7/8/92              6/26/96                $ 32,400
====================================================================================

                                 SCHEDULE 4.5:

                                   LITIGATION

    On August 21, 1995, a case entitled National Broadcasting Company, Inc. and CNBC, Inc. vs. International Power Machine/LorTec Systems, Inc. et al, as filed in the Supreme Court of New York, New York County. The plaintiffs allege that International Power Machines Corporation ("IPM") negligently manufactured and installed an uninterruptible power supply product that caused them property and compensatory damages when the equipment malfunctioned during the installation of the product by third-party contractors. The plaintiffs included seven causes of action, each of which seeks damages in the amount of $1.1 million. Three of those causes of action also seek $3.0 million in punitive damages. Claims of this nature are generally covered by the Borrower's insurance and its insurer has accepted general defense of the matter. The insurer has notified the Borrower that while claims based on IPM's negligent manufacture or design are covered by the insurance policy, damages, if any, caused by IPM's intentional or careless decision to install a known defective and dangerous product would be subject to certain exclusions under the policy. While discovery is at an early stage, the Borrower believes at this time, based on the advise of its defense counsel, that no evidence has yet been presented that supports any allegation of intentional or careless conduct. IPM also believes that is has meritorious defenses and counter-claims against the third-party co-defendants who IPM alleges defectively installed the product. The Borrower believes that the final outcome of this matter will not have a material adverse effect on the business or the financial position of the Borrower and its subsidiaries taken as a whole.

                                 SCHEDULE 5.10:

                EXISTING DEBT OF THE BORROWER AND THE GUARANTORS


1. Revolving Credit Facility for up to FF 25,000,000 made to Exide Electronics S.A. by ABN-AMRO Bank N.V., guaranteed by Exide Electronics Corporation.

2. Working Capital Loan for DEM 2,000,000, made to Exide Electronics International G.m.b.H. by NBD Bank, guaranteed by Exide Electronics Corporation.

3. Revolving Credit Facility for up to BP 3,350,000, made to MPL Powerware Systems Limited by NationsBank, N.A., guaranteed by Exide Electronics Group, Inc., Exide Electronics Corporation and Exide Electronics International Corp.

4. Revolving Credit Facility made to Exide Electronics Canada Inc. by Bank of Montreal for $2,500,000, guaranteed by Exide Electronics Group, Inc.

5. Promissory Note from Exide Electronics Group, Inc., to MasTec, Inc. in the original principal amount of $450,000.

6. Equipment Loan from Associates Commercial Corporation to Lectro Products, Inc. in the original principal amount of $393,448.86.

7. Tekes government loan to FPS Power Systems Oy Ab granted as support for research and development projects in the original principal amount of 5,500,000 Finnish Marks.

                                    EXHIBITS

                                                                       EXHIBIT A



                                      NOTE


            New York, New York

            ___________ __, 199_

            For value received, EXIDE ELECTRONICS GROUP, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date and from time to time on earlier repayment dates referred to in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of March 13, 1996 among the Borrower, the Guarantors party thereto, the lenders listed on the signature pages thereof, the issuing lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent and Bank of America Illinois, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

            The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by the Guarantors referred to therein.


                                                EXIDE ELECTRONICS GROUP,
                                                   INC.




                                                By
                                                  ----------------------
                                                  Name:
                                                  Title:

                        LOANS AND PAYMENTS OF PRINCIPAL



- --------------------------------------------------------------------------
                Amount      Type      Amount of
                  of         of       Principal     Maturity    Notation
        Date     Loan       Loan       Repaid        Date       Made By
- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

                                                                       EXHIBIT B


                               SECURITY AGREEMENT

                                                               EXECUTION COPY



                               SECURITY AGREEMENT


                 SECURITY AGREEMENT dated as of March 13, 1996 between EXIDE ELECTRONICS GROUP, INC., a Delaware corporation (together with its successors, "Borrower"), each of the "Guarantors" listed on the signature pages hereof and each Person that shall, at any time after the date hereof, become a "Guarantor" and a party hereto pursuant to Section 5.17 of the Credit Agreement referred to below (together with their respective successors, the "Guarantors", and together with the Borrower, the "Obligors"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent for the Lenders referred to below.


                             W I T N E S S E T H :

                 WHEREAS, (i) the Borrower, the other Obligors, certain lenders (including any such Lender in its capacity as Issuing Lender, as defined therein, the "Lenders"), Bank of America Illinois, as documentation agent for such Lenders and Morgan Guaranty Trust Company of New York, as administrative agent for such Lenders (the "Agents"), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

                 WHEREAS, in order to induce the Lenders, and the Agents to enter into the Credit Agreement, each Obligor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Loan Documents referred to in the Credit Agreement;

                 NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  Definitions

                 Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

                 "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by any Obligor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Obligor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all rights of any Obligor in, to and under all purchase orders for goods, services or other property, and all rights of any Obligor to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to any Obligor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of such Obligor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                 "Collateral" has the meaning set forth in Section 3.

                 "Collateral Accounts" has the meaning set forth in Section
5(A).

                 "Collateral Account Period" has the meaning set forth in
Section 5(A).

                 "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by any Obligor, only to the extent such documents relate to Accounts, Inventory and General Intangibles.

                 "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by any Obligor, including
(i) all obligations or indebtedness owing to such Obligor (other than Accounts) from whatever source arising, (ii) all rights or claims in respect of refunds for taxes paid and (iii) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group; provided, however, that General Intangibles shall not include any patents or copyrights.

                 "Hedging Obligations" means all obligations of the Borrower to any Lender or any Affiliate of a Lender under (i) any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, (ii) any foreign exchange contract or currency swap agreement or (iii) any similar agreement or arrangement of a type designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

                 "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC), including those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by any Obligor.

                 "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by any Obligor, wherever located, and shall also mean and include all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

                 "Liquid Investments" has the meaning set forth in Section
5(D).

                 "Perfection Certificate" means, with respect to any Obligor, a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Administrative Agent, and duly executed by the chief executive officer and the chief legal officer of such Obligor.

                 "Permitted Liens" means the Security Interests and the Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to Section 5.9 of the Credit Agreement.

                 "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including all claims of any Obligor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

                 "Secured Obligations" means the obligations secured under this Agreement which include: (a) with respect to the Borrower, (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all other amounts payable by the Borrower hereunder or under any other Loan Document, (iii) all other obligations of the Borrower hereunder and the other Loan Documents, (iv) any Hedging Obligations and (v) any amendments, restatements, renewals, extensions or modifications of any of the foregoing; and (b) with respect to each other Obligor, (i) all obligations of such Obligor under the Credit Agreement (including without limitation, Article 9 thereof) and under any other Loan Document and (ii) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

                 "Secured Parties" means the Agents, the Lenders (including without limitation with respect to any Hedging Obligations owed to such Lenders), and any Affiliate of any Lender to which Hedging Obligations are owed.

                 "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

                 "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  Representations and Warranties

                 Each Obligor represents and warrants as follows:

                 (A) Such Obligor has good and marketable title to all of its Collateral, free and clear of any Liens other than the Permitted Liens. Such Obligor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

                 (B) Such Obligor has not performed any acts which might prevent the Administrative Agent from enforcing any of the terms of this Agreement or which would limit the Administrative Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of its Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than an Obligor) asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby.

                 (C) The information set forth in the Perfection Certificate delivered to the Administrative Agent prior to the Closing Date is correct and complete after giving effect to the consummation of the Acquisition. Not later than 30 days following the Closing Date, such Obligor shall furnish to the Administrative Agent file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

                 (D) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens existing on and as of the Closing Date.

                 (E) The Inventory is insured in accordance with the requirements of the Credit Agreement.

                 (F) All Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.


SECTION 3.  The Security Interests

                 (A) In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, each Obligor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of such Obligor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                 (1)  Accounts;

                 (2)  Inventory;

                 (3)  General Intangibles;

                 (4)  Documents;

                 (5)  Instruments;

                 (6) The Collateral Account of such Obligor, all cash deposited therein from time to time, the Liquid Investments made pursuant to
         Section 5(D) and other monies and property of any kind of such Obligor in the possession or under the control of the Administrative Agent;

                 (7) All books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Obligor pertaining to any of the Collateral; and

                 (8) All Proceeds of all or any of the Collateral described in Clauses 1 through 7 hereof.

                 (B) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Obligor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Further Assurances; Covenants

                 (A) None of the Obligors will change its name, identity or structure in any manner unless it shall have given the Administrative Agent prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(L). None of the Obligors will change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Administrative Agent prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(L). None of the Obligors shall in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

                 (B) Each Obligor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Administrative Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Obligor hereby authorizes the Administrative Agent, and appoints the Administrative Agent as its true and lawful attorney (with full power of substitution, in the name of such Obligor, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties), to execute and file financing statements or continuation statements without such Obligor's signature appearing thereon. Each Obligor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Each Obligor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

                 (C) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any agents or processors of any Obligor, such Obligor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such

Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions.

                 (D) Each Obligor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Lenders may reasonably require in order to reflect the Security Interests.

                 (E) Each Obligor will immediately deliver and pledge each Instrument to the Administrative Agent, appropriately endorsed to the Administrative Agent, provided that so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Accounts, as to which the provisions of Section 5(B) shall apply) received by it in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Obligor, make appropriate arrangements for making any other Instrument pledged by such Obligor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Administrative Agent, against trust receipt or like document).

                 (F) Each Obligor shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Secured Parties hereunder upon the occurrence and during the continuance of an Event of Default, each Obligor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Obligor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or as a discount for prompt payment or as an allowance for cooperative advertising or other promotion, all in accordance with such Obligor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including attorney's fees) of collection, whether incurred by such Obligor or the Administrative Agent, shall be borne by such Obligor.

                 (G) Upon the occurrence and during the continuance of any Event of Default, upon request of the Required Lenders through the Administrative Agent, each Obligor will promptly notify (and such Obligor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent or its designee.

                 (H) Except as permitted under the Credit Agreement, no Obligor will sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral.

                 (I) Each Obligor will, promptly upon request, provide to the Administrative Agent all information and evidence it may reasonably request concerning the Collateral to enable the Administrative Agent to enforce the provisions of this Agreement.

                 (J) Not more than six months nor less than 30 days prior to each date on which any Obligor proposes to take any action contemplated by
Section 4(A), such Obligor shall give notice to the Administrative Agent of such proposed action, and, at such Obligor's cost and expense, cause to be delivered to the Secured Parties with such notice, an opinion of counsel, satisfactory to the Administrative Agent and substantially in the form of Exhibit B to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period (and after giving effect to the proposed action that is the subject of such notice), specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from such Obligor have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

                 (K) From time to time upon request by the Administrative Agent, each Obligor shall, at its cost and expense, cause to be delivered to the Secured Parties an opinion of counsel satisfactory to the Administrative Agent as to such matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request.

SECTION 5.  Collateral Account

                 (A) Upon an Event of Default and upon notice of the Administrative Agent, given at the direction of the Required Lenders, and at all times thereafter until such notice may be revoked at the direction of the Required Lenders (any such period, a "Collateral Account Period"), the Obligors will establish with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Administrative Agent pursuant to subsection (B) of this Section 5 or any other provision of this Agreement. Any income received by the Administrative Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (D) of this Section shall vest in the Administrative Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

                 (B) At the time the Collateral Account is established and during any Collateral Account Period, the Borrower or such other Obligor as appropriate shall instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either
(i) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (ii) to one or more other banks in any state (other than Louisiana) in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit C hereto duly executed by the Borrower and such bank or under other arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account or as the Administrative Agent may otherwise instruct such bank. All such payments made to the Administrative Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Borrower agrees that if, during any

Collateral Account Period, the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds received during any Collateral Account Period shall be held in trust by the Borrower for and as the property of the Administrative Agent and the Lenders and shall not be commingled with any other funds or property of the Borrower.

                 (C) Upon the occurrence and continuation of an Event of Default, the Administrative Agent shall, if so instructed by the Required Lenders, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 9.

                 (D) Amounts on deposit in the Collateral Accounts shall be invested and re-invested from time to time in such Liquid Investments as Borrower shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent; provided that, if an Event of Default has occurred and is continuing, the Administrative Agent shall, if instructed by the Required Lenders, cause such Liquid Investments to be liquidated and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For this purpose, "Liquid Investments" means Temporary Cash Investments; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Administrative Agent and (ii) in order to provide the Administrative Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

                  (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Administrative Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Administrative Agent or an agent thereof (which shall not be any Obligor or any of its Affiliates) in the State of New York; or

             (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Administrative Agent) appropriate measures shall have been taken for perfection of the Security Interests.

SECTION 6.  General Authority

                 Each Obligor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Obligor, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at such Obligor's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                 (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

                (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

               (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and

                (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Administrative Agent shall give the relevant Obligor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Obligor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.


SECTION 7.  Remedies upon Event of Default

                 (A) If any Event of Default has occurred and is continuing, the Administrative Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Accounts and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Obligor will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Obligor which may be waived, and each Obligor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                 (B) For the purpose of enforcing any and all rights and remedies under this Agreement the Administrative Agent may (i) require any Obligor to, and each Obligor agrees that it will, at its expense and upon the request of the Administrative Agent, forthwith assemble all or any part of the Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in its opinion, reasonably convenient to the Administrative Agent and such Obligor, whether at the premises of such Obligor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use such Obligor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Obligor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by such Obligor. The Administrative Agent may also render any or all of the Collateral unusable at such Obligor's premises and may dispose of Collateral on such premises without liability for rent or costs.


SECTION 8. Limitation on Duty of Administrative Agent in Respect of Collateral

                 Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.


SECTION 9.  Application of Proceeds

                 Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts of any Obligor shall be applied by the Administrative Agent in the following order of priorities:

                 first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, and any other unreimbursed expenses for which the Administrative Agent or any other Secured Party is to be reimbursed pursuant to Section 10.3 of the Credit Agreement or Section 12 hereof and unpaid fees owing to the Administrative Agent under the Credit Agreement;

                 second, to the ratable payment of unpaid principal of the Secured Obligations and of reimbursement obligations constituting Secured Obligations;

                 third, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

                 finally, to payment to such Obligor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Administrative Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. In determining allocations under this section, the amount of any Hedging Obligations shall be equal to the amount of the unrealized net loss position owed to such Secured Party.


SECTION 10.  Hedging Obligations

                 As a condition to accepting the benefits of this Agreement, each Lender and each Affiliate thereof that is owed Hedging Obligations agrees with each of the other

Lenders, each Affiliate of a Lender that is owed Hedging Obligations and the Administrative Agent that it will from time to time (i) provide such information to the Administrative Agent to make any determination of the amount of Secured Obligations held by such Lender or Affiliate thereof or otherwise as requested by the Administrative Agent for any other purpose of the Loan Documents and (ii) otherwise cooperate in taking action or enforcing rights with respect to such Hedging Obligations and rights hereunder as may be reasonably requested by the Administrative Agent at the direction of the Required Lenders.


SECTION 11.  Concerning the Administrative Agent

                 The provisions of Article 7 of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement and to the Subsidiary Guarantors in such respect, and are expressly incorporated herein as though set forth in full. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

                 (A) The Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Collateral) the Administrative Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

                 (B) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Obligor

SECTION 12.  Appointment of Administrative Co-Agents

                 At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 11).


SECTION 13.  Expenses

                 In the event that any Obligor fails to comply with the provisions of this Agreement or any other Loan Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Administrative Agent if requested by the Required Lenders may, but shall not be required to, effect such compliance on behalf of such Obligor, and such Obligor shall reimburse the Administrative Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Required Lenders from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by such Obligor; and if such Obligor fails to promptly pay any portion thereof when due, the Administrative Agent or any other Secured Party may, at its option, but shall not be required to, pay the same and charge such Obligor's account therefor, and the Obligor agrees to reimburse the Administrative Agent or such other Secured Party therefor on demand. All sums so paid or incurred by the Administrative Agent or any other Secured Party for any of the foregoing and any and all other sums for which such Obligor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent)) reasonably incurred by the Administrative Agent or any other Secured Party in enforcing or protecting the Security

Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Base Rate Loans on such day plus 2%, be additional Secured Obligations hereunder.

SECTION 14.  Termination of Security
             Interests; Release of Collateral

                 Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement and provided that no Letters of Credit or Hedging Obligations are outstanding, the Security Interests shall terminate and all rights of each Obligor to the Collateral shall revert to such Obligor. At any time and from time to time prior to such termination of the Security Interests, the Administrative Agent may release any or all of the Collateral, but only with the requisite consents specified therefore in Section 10.5 of the Credit Agreement. Upon any such termination of the Security Interests or release of Collateral, the Administrative Agent will, at the expense of the Obligors, execute and deliver to the relevant Obligor such documents as such Obligor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.


SECTION 15.  Notices

                 All notices, communications and distributions hereunder shall be given in accordance with Section 10.1 of the Credit Agreement.


SECTION 16.  Waivers, Non-Exclusive Remedies

                 No failure on the part of the Administrative Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Secured Party of any right under the Credit Agreement, any of the other Loan Documents or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the Credit Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 17.  Successors and Assigns

                 This Agreement is for the benefit of the Administrative Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on each Obligor and its successors and assigns.


SECTION 18.  Changes in Writing

                 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Obligors and the Administrative Agent with the consent of the Required Lenders.


SECTION 19.  NEW YORK LAW

                 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OR CONFLICTS OF LAW), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.


SECTION 20.  Severability

                 If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 21.  Counterparts

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 EXIDE ELECTRONICS GROUP,
                                   INC.


                                 By
                                   ---------------------------
                                   Title:


                             GUARANTORS
                             ----------

                                 EXIDE ELECTRONICS
                                   INTERNATIONAL CORP.


                                 By
                                   ---------------------------
                                   Title:


                                 DELTEC POWER SYSTEMS, INC.


                                 By
                                   ---------------------------
                                   Title:


                                 EXIDE ELECTRONICS CORPORATION


                                 By
                                    --------------------------
                                   Title:


                                 LECTRO PRODUCTS, INC.


                                 By
                                   ---------------------------
                                   Title:


                                 DATATRAX ACQUISITION
                                     CORPORATION


                                  By
                                    --------------------------
                                   Title:

                                  EXIDE ELECTRONICS USA HOLDINGS
                                     CORP.

                                  By
                                    -----------------------------
                                    Title:


                                  DELTEC ELECTRONICS CORP.

                                  By
                                    -------------------------------
                                    Title:


                                  INTERNATIONAL POWER MACHINES CORPORATION


                                  By
                                    -------------------------------
                                    Title:


                                  MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, as
                                    Administrative Agent


                                  By
                                    -------------------------------
                                    Title:

                                                                       EXHIBIT A




                            PERFECTION CERTIFICATE*


                 The undersigned, [Chief executive officer] and [Chief legal officer], of [OBLIGOR], a _________ ________ (the "Obligor") hereby certify, with reference to the Security Agreement dated as of March 13, 1996 between the Obligors, and Morgan Guaranty Trust Company of New York, as Administrative Agent (terms defined therein being used herein as therein defined), to the Agents and each Lender as follows:

                 1. Names. (a) The exact organizational name of the Obligor, after giving effect to the consummation of the Acquisition, as it appears in its certificate of formation is as follows:




                 (b) Set forth below is each other name the Obligor has had since its organization, together with the date of the relevant change:





                 (c) The Obligor has not changed its identity or organizational structure in any way within the past five years except for the Acquisition.

                 (d) The following is a list of all other names (including trade names or similar appellations) used by the Obligor or any of its divisions or other business units at any time during the past five years:





__________________________________

         * To be completed by each Obligor.

                 2. Current Locations. (a) The chief executive office of the Obligor is located at the following address:

         Mailing Address          County       State
         ---------------          ------       -----



                 (b) The following are all the locations where the Obligor maintains any books or records relating to any Accounts:

         Mailing
         Address                     County            State
         -------                     ------            -----


                 (c) The following are all the places of business of the Obligor not identified above:

                                  Mailing
         Name                     Address                   County      State
         ----                     -------                   ------      -----


                 (d) The following are all the locations where the Obligor maintains any Inventory not identified above:

                                  Mailing
         Name                     Address                   County      State
         ----                     -------                   ------      -----


                 (e) The following are the names and addresses of all Persons other than the Obligor which have possession of any of the Obligor's Inventory:

                                   Mailing
         Name                      Address                 County       State
         ----                      -------                 ------       -----



                 3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Obligor at any time during the past five years:




                 (b) Set forth below is the information required by subparagraphs (d) and (e) of paragraph 2 with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:




                 4. Unusual Transactions. All Accounts have been originated by the Obligor and all Inventory has been acquired by the Obligor in the ordinary course of its business.

                 5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

                 6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

                 7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

                 8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

                 IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of March, 1995.

                                  ----------------------------
                                  Title:




                                  ----------------------------
                                  Title:

                                                                  SCHEDULE 6(A)




Description of Collateral



                 All accounts, chattel paper, contract rights, general intangibles, inventory, and documents, now owned or hereafter acquired, wherever located, and all proceeds thereof.

                                        SCHEDULE 7




                              SCHEDULE OF FILINGS



Debtor           Filing Officer            File Number          Date of Filing*





- -----------

* Indicate lapse date, if other than fifth anniversary.

                                                                       EXHIBIT B





                                   OPINION OF
                            COUNSEL TO THE OBLIGORS

                                    * * * *

                 1. The Security Agreement creates valid security interests, for the benefit of the Secured Parties, in each Obligor's right, title and interest in its Collateral to the extent the UCC is applicable thereto (the "Security Interest").

                 2. UCC financing statements and amendments thereto (collectively, the "Financing Statements") have been filed in the filing offices listed in Schedule 7 to the Perfection Certificate (the "Filing Jurisdictions"), which are all of the offices in which filings are required to perfect the Security Interest, to the extent the Security Interest may be perfected by filing under the UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect the Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth on Schedule 7 to the Perfection Certificate; (ii) additional filings may be necessary if any Obligor changes its name, identity or structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) we express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interest in goods now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

                  3.  There are

                 (i) no UCC financing statements which name any Obligor as debtor or seller and cover any of the Collateral, other than the Financing Statements, [and the financing statements with respect to Permitted Liens annexed as Schedule 5(A) to the Perfection Certificate], listed in the available records in the UCC filing offices set forth in paragraphs 2 and 3 of the Perfection Certificate, which include all of the offices prescribed under the UCC as the offices in which filings should have been made to perfect security interests in the Collateral; and

                 (ii) no notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral listed in the available records in the [UCC filing office in state of each Obligor's chief executive office], which is the only office having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (filed pursuant to Section 6323 of the Internal Revenue Code) and liens of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) on the Collateral.

                  4. The Security Interest validly secures the payment of all future Loans made by the Lenders to the Borrowers, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such Loans, and is perfected to the extent set forth in paragraph 2 above with respect to such future Loans. Insofar as the priority thereof is governed by the UCC, the Security Interest has the same priority with respect to such future Loans as it does with respect to Loans made on the date hereof.

                                                                EXHIBIT C



                            [FORM OF LOCKBOX LETTER]



                                ______ __, 19__


[Name and Address of Lockbox Bank]


                 Re:  [Name of Borrower]


Gentlemen:

                 We hereby notify you that effective ___________, 19__, we have transferred exclusive ownership and control of our lock-box account[s] No[s]. _________________ (the "Lockbox Account[s]") maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A (the "Lockbox Account[s]") to Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agent").

                 We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Agent for credit to account no. ___________ maintained by it at its office at 23 Wall Street, New York, New York 10015 or (ii) as you may otherwise be instructed by the Agent.

                 We also hereby notify you that the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s].

                 All funds deposited into the Lockbox Account[s] will not be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

                 Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.


                                      Very truly yours,

                                      [BORROWER]


                                      By
                                        ---------------------------
                                        Title:

Acknowledged and agreed
to as of this ____ day of
______, 19__.

[LOCKBOX BANK]


By
  ---------------------------
  Title:

                                                                       EXHIBIT C


                                PLEDGE AGREEMENT

                                                                  EXECUTION COPY




                                PLEDGE AGREEMENT




          AGREEMENT dated as of March 13, 1996 among EXIDE ELECTRONICS GROUP, INC. ("Borrower"), EXIDE ELECTRONICS CORPORATION, EXIDE ELECTRONICS USA HOLDINGS CORP., INTERNATIONAL POWER MACHINES CORPORATION, and DELTEC POWER SYSTEMS, INC. (each together with its successors, a "Pledgor" and collectively the "Pledgors") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
Administrative Agent.


                             W I T N E S S E T H :



          WHEREAS, Borrower, the Pledgors and the other Obligors referred to therein, certain lenders (including any such Lender in its capacity as Issuing Lender, as defined therein, the "Lenders"), Bank of America Illinois as Documentation Agent for such Lenders and Morgan Guaranty Trust Company of New York, as Administrative Agent for such Lenders (the "Agents") are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

          WHEREAS, in order to induce said Lenders and the Agents, to enter into the Credit Agreement, each Pledgor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its respective obligations under the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  Definitions

          Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Collateral" has the meaning assigned to such term in Section 3(A).

          "Issuers" means the companies identified on Schedule 1 as the issuers of the Pledged Stock.

          "Pledged Instruments" means (i) the Subsidiary Notes and (ii) any instrument required to be pledged to the Administrative Agent pursuant to
Section 3(B).

          "Pledged Securities" means the Pledged Instruments and the Pledged Stock.

          "Pledged Stock" means (i) the Subsidiary Shares and (ii) any other capital stock required to be pledged to the Administrative Agent pursuant to
Section 3(B); provided, however, that Pledged Stock shall not include the Deltec Seller Stock.

          "Secured Obligations" means the obligations secured under this Agreement which include: (a) with respect to the Borrower, (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all other amounts payable by the Borrower hereunder or under any other Loan Document, (iii) all other obligations of the Borrower hereunder and the other Loan Documents, (iv) any Hedging Obligations (as defined in the Security Agreement between Borrower, the Guarantors referred to therein, and the Administrative Agent dated of even date herewith) and (v) any amendments, restatements, renewals, extensions or modifications of any of the foregoing; and (b) with respect to each other Pledgor, (i) all obligations of such Pledgor under the Credit Agreement (including without limitation, Article 9 thereof) and under any other Loan Document and (ii) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

          "Secured Parties" means the Agents, the Lenders (including without limitation with respect to any Hedging Obligations (as defined in the Security Agreement between Borrower, the Guarantors referred to therein, and the Administrative Agent, dated of even date herewith) owed to such Lenders), and any Affiliate of any Lender to which Hedging Obligations are owed.

          "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

          "Subsidiary Notes" means any debt of an Issuer owing to a Pledgor.

          "Subsidiary Shares" means as to any Pledgor, the collective reference to the shares of capital stock of each Issuer listed opposite such Pledgor's name on Schedule I attached hereto, together with all shares, stocks, stock certificates, options or rights of any nature whatsoever that currently exist or which may be issued or granted in respect thereof (or in substitution for the same) by any Issuer while this Agreement is in effect.

          Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.


SECTION 2.  Representations and Warranties

          Each Pledgor represents and warrants as follows:

          (A) Title to Pledged Securities. Each Pledgor owns all of the Pledged Securities listed on Schedule I across from its name, free and clear of any Liens other than the Security Interests. The Pledged Stock includes all of the issued and outstanding capital stock of each issuer. All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. Each Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

          (B) Validity, Perfection and Priority of Security Interests. Upon the delivery of the Pledged Instruments and certificates representing the Pledged Stock to the Administrative Agent in accordance with Section 4 hereof, the Administrative Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. None of the Pledgors nor any of their respective Subsidiaries has performed or will perform any acts which might prevent the Administrative Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Administrative Agent in any such enforcement.

          (C) UCC Filing Locations. The chief executive office of each Pledgor is located at its address set forth on the signature pages of the Credit Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.


SECTION 3.  The Security Interests

          In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the respective obligations of each Pledgor hereunder:

          (A) Each Pledgor hereby assigns, charges and pledges to and with the Administrative Agent for the benefit of the Secured Parties and grants to the Administrative Agent for the benefit of the Secured Parties security interests in the Pledged Securities, and all of its rights and privileges with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral"). Contemporaneously with the execution and delivery hereof, Pledgor is delivering the Subsidiary Notes and certificates representing the Subsidiary Shares in pledge hereunder.

          (B) In the event that any Issuer at any time issues any additional or substitute shares of capital stock of any class or any substitute note or owes any other debt to a Pledgor, such Pledgor will immediately pledge and deposit with the Administrative Agent certificates representing all of such shares and such note or any instrument evidencing such other Debt as additional security for such Pledgor's Secured Obligations. All such shares and instruments constitute Pledged Securities and are subject to all provisions of this Agreement.

          (C) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.


SECTION 4.  Delivery of Pledged Securities

          All Pledged Instruments shall be delivered to the Administrative Agent by the Pledgors pursuant hereto indorsed to the order of the Administrative Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Administrative Agent. All certificates representing Pledged Stock delivered to the Administrative Agent by such Pledgor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Administrative Agent.


SECTION 5.  Further Assurances

          (A) Each Pledgor agrees that it will, at its expense and in such manner and form as the Administrative Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Administrative Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Pledgor hereby authorizes the Administrative Agent to execute and file, in the name of such Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Administrative Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

          (B) Each Pledgor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Administrative Agent not less than 30 days' prior notice thereof.

SECTION 6.  Record Ownership of Pledged Stock.

          The Administrative Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Administrative Agent or its nominee. Each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of such Pledgor and the Administrative Agent will promptly give to Pledgor copies of any notices and communications received by the Administrative Agent with respect to Pledged Stock registered in the name of the Administrative Agent or its nominee.


SECTION 7.  Right to Receive Distributions on Collateral.

          Unless an Event of Default shall have occurred and be continuing, each Pledgor shall have the right to receive all dividends, interest and other payments and distributions made upon or with respect to its respective Collateral.

          If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and each Pledgor shall take all such action as the Administrative Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by each Pledgor shall be received in trust for the benefit of the Secured Parties and, if the Administrative Agent so directs, shall be segregated from other funds of the Pledgors, and their Subsidiaries and shall, forthwith upon demand by the Administrative Agent, be paid over to the Administrative Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Default have been cured, the Administrative Agent's right to retain dividends, interest and other payments and distributions under this Section 7 shall cease and the Administrative Agent shall pay over to each Pledgor any such Collateral retained by it during the continuance of an Event of Default.


SECTION 8.  Right to Vote Pledged Stock.

          Unless an Event of Default shall have occurred and be continuing, each Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to its Pledged Stock, and the Administrative Agent shall, upon receiving a written request from such Pledgor accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to such Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Administrative Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Administrative Agent.

          If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to the extent permitted by law and each Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Administrative Agent were the absolute and sole owner thereof.


SECTION 9.  General Authority

          Each Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Pledgor, the Administrative Agent, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of such Pledgor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

              (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

             (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

            (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and

             (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Administrative Agent shall give each Pledgor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent and each Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.


SECTION 10.  Remedies upon Event of Default

          If any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 13 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Administrative Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with said Act or any other law. Each Pledgor will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor which may be waived, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in the case of a public sale, state the time and place fixed for such sale, (2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

SECTION 11.  Expenses

          Each Pledgor agrees that it will forthwith upon demand pay to the Administrative Agent:

              (i) the amount of any taxes which the Administrative Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

             (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Administrative Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral,
         (y) the exercise by the Administrative Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

Any such amount not paid on demand shall bear interest at the rate applicable to Base Rate Loans on such day plus 2% and shall be an additional Secured Obligation hereunder.


SECTION 12.      Limitation on Duty of Administrative Agent in Respect of
                 Collateral.

          Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith.

SECTION 13.  Application of Proceeds

          Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Administrative Agent in the following order of priorities:

              first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, and any other unreimbursed expenses for which the Administrative Agent or any other Secured Party is to be reimbursed pursuant to Section 10.3 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Administrative Agent under the Credit Agreement;

              second, to the ratable payment of unpaid principal of the Secured Obligations;

              third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

              fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

              finally, to payment to the respective Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Administrative Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.


SECTION 14.  Concerning the Administrative Agent

          The provisions of Article VII of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

          (A) The Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Administrative Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

          (B) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgors.


SECTION 15.  Appointment of Co-Administrative Agents

          At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14).


SECTION 16.  Termination of Security Interests;
             Release of Collateral

          Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement and provided that no Letters of Credit or Hedging Obligations are outstanding, the Security Interests shall terminate and all rights of each Pledgor to its respective Collateral shall revert to such Pledgor. At any time and from time to time prior to such termination of the Security Interests, the Administrative Agent may release any of the Collateral upon the terms and at the times set forth in
Section 10.5 of the Credit Agreement.   Upon any such
termination of the Security Interests or release of Collateral, the Administrative Agent will, at the expense of the respective Pledgor, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.


SECTION 17.  Notices

          All notices hereunder shall be given in accordance with Section 10.1 of the Credit Agreement.


SECTION 18.  Waivers, Non-Exclusive Remedies

          No failure on the part of the Administrative Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.


SECTION 19.  Successors and Assigns

          This Agreement is for the benefit of the Administrative Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Pledgor and its successors and assigns.


SECTION 20.  Changes in Writing

          Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each Pledgor and the Administrative Agent with the consent of the Required Lenders.

SECTION 21.  New York Law

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.


SECTION 22.  Severability

          If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              EXIDE ELECTRONICS GROUP, INC.



                              By _______________________
                                 Title:


                              EXIDE ELECTRONICS CORPORATION



                              By _______________________
                                 Title:


                              EXIDE ELECTRONICS USA HOLDINGS CORP.



                              By _______________________
                                 Title:


                              INTERNATIONAL POWER MACHINES
                                CORPORATION



                              By _______________________
                                 Title:


                              DELTEC POWER SYSTEMS, INC.



                              By _______________________
                                 Title:

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as
                                  Administrative Agent



                              By ______________________
                                 Title:

                                                                      Schedule 1



                                                                                    Stock          %/# of
                               %                                                    Cert.          Shares
          Pledgor            Owned            Issuer               Class             No.           Pledged
          -------            -----            ------               -----            ----          -------
  Exide Electronics          100%        Exide Electronics USA    Common             1           100%
  Corporation                            Holdings Corp.

  Exide Electronics          100%        Exide Electronics        Common             2           100%
  Group, Inc.                            International Corp.

  Exide Electronics          100%        Exide Electronics        Common             4           100%
  Group, Inc.                            Corporation

  Exide Electronics          100%        International Power      Common             1A          100%
  Group, Inc.                            Machines Corporation

  Exide Electronics          100%        Lectro Products, Inc.    Common             5           100%
  Group, Inc.

  Exide Electronics          100%        Deltec Power Systems,    Common             1           100%
  Group, Inc.                            Inc.

  Exide Electronics USA      100%        Datatrax Acquisition     Common             1           100%
  Holdings Corp.                         Corporation

  International Power        100%        Lortec Power Systems,    Class A Common     13          10,000
  Machines Corporation                   Inc.

  International Power        100%        Lortec Power Systems,    Class B Common     14          10
  Machines Corporation                   Inc.

  Deltec Power Systems,      100%        Deltec Electronics       Common             4           100%
  Inc.                                   Corp.





27009/163/SA/pledge.domestic

                                                                       EXHIBIT D




                                   OPINION OF
                            COUNSEL FOR THE OBLIGORS




                                                                  March __, 1996


To the Lenders and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company of New York
  as Administrative Agent
60 Wall Street
New York, New York 10260

Gentlemen and Ladies:

                 We have acted as counsel for Exide Electronics Group, Inc., a Delaware corporation ("Borrower") and Exide Electronics Corporation, a Delaware corporation, Exide Electronics International Corp., a Delaware corporation, International Power Machines Corporation, a Delaware corporation, and [other Guarantors], (collectively, the "Guarantors" and together with Borrower, the "Obligors"), in connection with (i) the Credit Agreement dated as of March 13, 1996 (the "Credit Agreement") among Borrower, the Guarantors, the lenders listed on the signature pages thereof (including any such Lender in its capacity as Issuing Lender, as defined therein, the "Lenders"), Bank of America Illinois as Documentation Agent for the Lenders and Morgan Guaranty Trust Company of New York as Administrative Agent for the Lenders (the "Agents"),
(ii) the Notes, (iii) the Security Agreement, and (iv) the Pledge Agreements (the documents referred to in clauses (i) through (iv) are referred to herein collectively as the "Loan Documents").

Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, we are of the opinion that:

                 1. [Each of the] Obligors is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 2. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party are within the corporate powers of such Obligor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien (other than Liens under the Loan Documents) on any asset of such Obligor or any of its Subsidiaries.

                 3. The Loan Documents (other than the Notes) to which the Borrower is a party constitute valid and binding agreements of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and except that certain of the remedial provisions in the Collateral Documents may be limited by applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the benefits of the security intended to be afforded thereby. The Loan Documents to which each Guarantor is a party constitute valid and binding agreements of such Guarantor, in each case enforceable against the Borrower in accordance with their respective terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and except that certain of the remedial provisions in the Collateral Documents may be limited by applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the benefits of the security intended to be afforded thereby.

                 4. [Except as set forth on Schedule 4.5,] there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of the Loan Documents.

                 5. The Security Agreement creates a valid security interest (the "Article 9 Security Interest"), for the benefit of the secured parties named therein, in all of each Obligor's right, title and interest in all Collateral (as defined in the Security Agreement) (after giving effect to the consummation of the Deltec Acquisition, in the case of

 __________), in each case, to the extent Article 9 of the Uniform Commercial Code (the "UCC") is applicable thereto and, to the extent provided in Section 9-306 of the UCC, all proceeds thereof.

                 6. UCC financing statements and amendments thereto (collectively, the "Financing Statements") have been filed in the filing offices listed in Schedule 7 to the Perfection Certificate (the "Filing Jurisdictions"), which are all of the offices in which filings are required to perfect the Article 9 Security Interest to the extent the Article 9 Security Interest may be perfected by filing under the UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect the Article 9 Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth on Schedule 7 to the Perfection Certificate;
(ii) additional filings may be necessary if the Company changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) we express no opinion on the perfection of, or need for further filing or recording to perfect, the Article 9 Security Interest in goods now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

                 7. Each Pledge Agreement creates a valid security interest (the "Pledge Security Interest") for the benefit of the secured parties named therein, in all right, title and interest of the Pledgor in all property referred to therein. The delivery to the Administrative Agent in the State of New York of the certificates and related stock powers executed in blank representing the Pledged Stock (as defined in each of the Pledge Agreements) is effective to create in favor of the Agent for the benefit of the Secured Parties named therein a perfected and first priority security interest in the Pledged Stock under the Uniform Commercial Code as in effect in the State of New York. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Pledge Agreements or necessary for the validity or enforceability thereof or for the perfection of the Pledge Security Interest.

                 8.  There are

                 (i) no UCC financing statements which name any of the Obligors as debtor or seller and cover any of the Collateral, other than the Financing Statements, [and the financing statements with respect to Permitted Liens annexed as Schedule 5(A) to the Perfection Certificate,] listed in the available records in the UCC filing offices set forth in paragraphs 2 and 3 of each of the Perfection Certificates, which include all of the offices prescribed under the UCC as the offices in which filings should have been made to perfect security interests in the Collateral; and

             (ii) no notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral listed in the available
         records in the office of [               ] of [specify States] which
         are the only offices having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (filed pursuant to Section 6323 of the Internal Revenue Code) and liens of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) on the Collateral.

                 9. The Liens and security interests created by the Article 9 Security Interest and the Pledge Security Interest validly secure the payment of all future Loans made by the Lenders to the Borrower and Guarantees by the Obligors with respect thereto, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such Loans, and are perfected to the extent set forth in paragraph 9 above, with respect to such future Loans. Insofar as the priority thereof is governed by the UCC, the
Article 9 Security

         Interest has the same priority with respect to such future Loans as they do with respect to Loans made on the date hereof, except that (i) the Article 9 Security Interest in the Collateral acquired after the filing of a federal tax lien pursuant to Section 6323 of the Internal Revenue Code or a lien of the Pension Benefit Guaranty Corporation pursuant to Section 4068 of ERISA have priority over such liens only with respect to the Collateral acquired before the 46th day following such filing and (ii) the Article 9 Security Interest has priority over such liens to the extent they secure Loans made after the date of filing of such liens only if such future Loans are made before the earlier of the 46th day after such liens are filed or the time that the Lenders have actual notice or knowledge that such liens were filed. The priority of the Pledge Security Interest will be the same with respect to Loans made or deemed made after the date hereof, as with respect to any Loans made on the date hereof, except to the extent that any priority may be affected by any Lien, security interest or other encumbrance imposed by law in favor of any government or governmental authority or agency.

                 10. None of the Agents or the Lenders is required to pay any tax or be qualified to do business or file any designation for service of process or file any reports in the State of [North Carolina] or comply with any statutory or regulatory rule or requirement applicable only to financial institutions chartered or qualified to do business in the State of [North Carolina] solely by reason of its execution and delivery or acceptance of the Loan Documents or by reason of its participation in any of the transactions under or contemplated by the Loan Documents, including, without limitation, the making of any Loan, and the purchase and holding of any Note contemplated thereby, and the making and receipt of any payments pursuant thereto, and the validity and enforceability of the Loan Documents will not be affected by any failure to so qualify or file.

                 11. No taxes or other charges, including, without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges, are payable to the State of [North Carolina] or to any jurisdiction therein on account of the execution, delivery or ownership of the Loan Documents, the creation of the indebtedness (including, without limitation, the Loans and the indebtedness evidenced by the Notes) evidenced or secured thereby, the creation of the Liens and security interests thereunder, or the filing, recording or registration of the Financing Statements, except for nominal filing or recording fees.

                 12. The choice of New York law to govern the Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of [North Carolina] and adherence to existing judicial precedents would require a court sitting in the State of [North Carolina] to abide by such choice of law.

                 13. The Administrative Agent will have the power, without naming all the Secured Parties, to exercise remedies under the Pledge Agreements and the Security Agreement for the realization of the Collateral (as the case may be) in its own name as Administrative Agent.

                 [To the extent that any of the foregoing opinions concerns a matter of New York law, we have assumed that the laws of the State of New York are identical to the laws of the State of North Carolina in all relevant respects.]


                                                      Very truly yours,

                                   SCHEDULE I
                    (TO OPINION OF COUNSEL FOR THE COMPANY)


                              FINANCING STATEMENTS

                                                                     EXHIBIT E-1


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENTS




                                                         ________________,  199_


To the Lenders and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

                 We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of March 13, 1996 among the Exide Electronics Group, Inc. (the "Borrower"), the Guarantors party thereto, the lenders listed on the signature pages thereof (the "Lenders"), the issuing lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent and Bank of America Illinois, as Documentation Agent (the "Agents"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.1(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, we are of the opinion that:

                 1. The execution, delivery and performance by the Borrower of the Credit Agreement and of the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

                 2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                 We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

                 This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                                   Very truly yours,

                                                                     EXHIBIT E-2


                           OPINION OF SPECIAL COUNSEL
                                  FOR THE AGENT




                                                         ________________,  199_


To the Lenders and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

                 [To come -- being negotiated separately with each foreign counsel.]

                                                                       EXHIBIT F



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                 AGREEMENT dated as of _________, 19__ among <NAME OF ASSIGNOR> (the "Assignor"), <NAME OF ASSIGNEE> (the "Assignee"), EXIDE ELECTRONICS GROUP, INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Agent").

                 WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of March 13, 1996 (the "Credit Agreement") among the Borrower, the Guarantors party thereto, the Lenders party thereto, as Lenders, the issuing lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent and Bank of America Illinois, as Documentation Agent;

                 WHEREAS, Term Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

                 WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Commitment in the amount of $_______________, under which the Assignor has outstanding Revolving Loans in the aggregate amount of $___________ at the date hereof;

                 [WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a pro-rata portion of each of its Term Loans in an amount equal to $__________ (the "Term Assigned Amount"), and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;]

                 [WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit

Agreement in respect of a portion of its Revolving Commitment in an amount equal to $__________ (the "Revolving Commitment Assigned Amount"), together with a corresponding portion of each of its Revolving Loans, and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;]

                 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                 SECTION 2. Assignment. [The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Term Loans to the extent of the Term Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Term Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the principal amount of each of the Term Loans of the Assignor outstanding at the date hereof.] [The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Revolving Commitment to the extent of the Revolving Commitment Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Revolving Commitment Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the principal amount of each Revolving Loan of the Assignor outstanding at the date hereof.] Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower, the Administrative Agent [, each Issuing Lender and the Swing Lender] and the payment of the amounts specified in Section 3 required to be paid on the date hereof [(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with outstanding Term Loans in an aggregate amount equal to the Term Assigned Amount, [(ii) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Revolving Commitment in an amount equal to the Revolving Commitment Assigned Amount, and (iii) the Revolving Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee]. The assignment provided for herein shall be without recourse to the Assignor.

                 SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.1 It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                 SECTION 4. Consent of the Borrower, the Administrative Agent and the Issuing Lenders. This Agreement is conditioned upon the consent of the Borrower, the Administrative Agent and each Issuing Lender pursuant to Section 10.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Administrative Agent and each Issuing Lender is evidence of this consent. Pursuant

- ---------------------

               (1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

to Section 10.6(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein and the Assignor agrees to provide to the Borrower the Note so assigned marked cancelled.

                 SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the obligations of any Obligor in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

                 SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                   <NAME OF ASSIGNOR>


                                                   By
                                                     --------------------------
                                                     Name:
                                                     Title:


                                                   <NAME OF ASSIGNEE>


                                                   By
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                   EXIDE ELECTRONICS GROUP, INC.


                                                   By
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                   MORGAN GUARANTY TRUST COMPANY
                                                     OF NEW YORK,
                                                     as Administrative Agent


                                                   By
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                   [ISSUING LENDER(S)]
                                                     as Issuing Lender

                                                   By
                                                     --------------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT G



                       FORM OF BORROWING BASE CERTIFICATE


          I, ________________, the ____________ of EXIDE ELECTRONICS GROUP,
INC. (the "Borrower"), DO HEREBY CERTIFY, pursuant to the Credit Agreement dated as of March 13, 1996 (as amended from time to time, the "Credit Agreement") among the Borrower, the Guarantors party thereto, the Lenders referred to therein, Morgan Guaranty Trust Company of New York, as Administrative Agent and Bank of Illinois America, as Documentation Agent, that attached hereto as Exhibit A is a true and accurate calculation of the Borrowing Base of Borrower as of __________, 19__, determined in accordance with the requirements of the Credit Agreement.

          Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          IN WITNESS WHEREOF, I have signed this certificate as of this ___ day of ____________, 19__.





                                                   --------------------------
                                                   Name:
                                                   Title:





                                      (i)

                                   Exhibit A
                                       to


                           BORROWING BASE CERTIFICATE


                           (all numbers in thousands)


                            As at ____________, 19__


********************************************************************************



ACCOUNTS RECEIVABLE

Gross Accounts Receivable of the Borrower
and its Consolidated Subsidiaries                           __________

Less:

         (a)     Receivables for which have
                 been established a contra
                 account, but only to the
                 extent of such account            ________

         (b)     Receivables subject to a Lien
                 pursuant to a Permitted
                 Receivables Financing             ________

         (c)     Receivables against which a
                 reserve has been taken            ________


Total Eligible Receivables                                  $_________


ELIGIBLE RECEIVABLES                               $________ X 70% =
                                                                     ========




                                      (2)

INVENTORY

  Value (determined
  on a basis consistent
  with that used in the
  preparation of the financial
  statements referred to in
  Section 4.4(a) of the Credit
  Agreement) of all
  Inventory owned by the
  Borrower and its Consolidated
  Subsidiaries                                       _________

  Less:

    (a)   Inventory that is subject
          to a Lien (other than
          Liens created pursuant to
          the Loan Documents)       _________

    (b)   Inventory against which
          a reserve has been taken  _________

    (c)   Inventory for which has
          been established a contra
          account, but only to the
          extent of such account    _________


  Total Ineligible Inventory        $________


ELIGIBLE INVENTORY                  $________  X 50% = _________




BORROWING BASE TOTAL                $________





                                      (3)

                                                                       EXHIBIT H



                               GUARANTOR ADDENDUM

                          (ADDENDUM TO LOAN DOCUMENTS)


                 ADDENDUM dated as of ____________, ____ to CREDIT AGREEMENT dated as of March 13, 1996 (as amended and supplemented from time to time, the "Credit Agreement") entered into among Exide Electronics Group, Inc. (the "Borrower"), the Guarantors party thereto, the lenders listed on the signatory pages thereof, Bank of America Illinois as Documentation Agent and MORGAN GUARANTY TRUST COMPANY OF NEW YORK as Administrative Agent for the Lenders referred to therein (together with its successors in such capacity, the "Agent"). Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

                 [Name of new Guarantor] (the "New Guarantor"), has become a Subsidiary of the Borrower, and the New Guarantor and the Company wish to comply with the terms of the Credit Agreement referred to therein. The New Guarantor accordingly agrees as follows:

                 1. The New Guarantor hereby agrees that it is (and hereby becomes) a "Guarantor" party to the Credit Agreement and an "Obligor" party to the Security Agreement, in each case for all purposes as though a Guarantor or Obligor (as the case may be) originally signatory thereto.

                 2.  Without limitation of the foregoing:

                 (a) In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, the New Guarantor hereby grants to the Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) a continuing security interest in and to all of the Collateral (as defined in the Security Agreement) of the New Guarantor.





                                      (4)

                 (b) The New Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note and the full amount of all Letter of Credit Liabilities under the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower or any other Obligor under the Loan Documents, [including without limitation all interest accruing before and after the commencement of any bankruptcy, insolvency or similar proceedings, whether or not allowed or allowable as a claim in such proceedings]. Upon failure by the Borrower or any other Obligor to pay punctually any such amount, each Guarantor agrees jointly and severally that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement or the other Loan Documents.

                 (c)  The New Guarantor represents that:

                 (i) The New Guarantor has been duly organized, is validly existing as a corporation, limited liability company or other business entity and is in good standing under the laws of its jurisdiction of organization, with full corporate or other entity powers to carry on its business as presently conducted.

             (ii) The execution, delivery and performance by the New Guarantor of this Addendum and each other Loan Document to which the New Guarantor is a party are within the New Guarantor's corporate or other entity powers, have been duly authorized by all necessary corporate or other entity action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of organization or by-laws of the New Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the New Guarantor or result in the creation or imposition of any Lien on any asset of the New Guarantor or any of its Subsidiaries.





                                      (5)

            (iii) This Addendum and each other Loan Document to which the New Guarantor is a party constitutes a valid and binding agreement of the New Guarantor, enforceable in accordance with its terms except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.





                                      (6)

                 IN WITNESS WHEREOF, the New Guarantor has caused this Addendum to be duly executed by its duly authorized officer as of the day and year first above written.


                                                 [NAME OF NEW GUARANTOR]



                                                 By
                                                   ----------------------------
                                                   Title:


Accepted and Acknowledged as of
the date first written above:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent



By
  ---------------------------
  Title





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